Exhibit 4.1

Terremark Worldwide, Inc.

12% SENIOR SECURED NOTES DUE 2017

Indenture
Dated as of June 24, 2009

The Bank of New York Mellon Trust Company, N.A.
Trustee

CROSS-REFERENCE TABLE*

Trust Indenture
Act Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	7.06, 10.06
(b)(2)	7.06, 10.06
(c)	7.06, 13.02
(d)	7.06
314(a)	4.03, 4.04, 13.05
(b)	10.05
(c)(1)	7.02, 13.04
(c)(2)	7.02, 13.04
(c)(3)	N.A.
(d)	10.06, 10.07
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.13, 9.02, 13.15
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

     i

		Page
Section 11.05.	Release of a Guarantor	115

	ARTICLE TWELVE SATISFACTION AND DISCHARGE

Section 12.01.	Satisfaction and Discharge	116
Section 12.02.	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions	117

	ARTICLE THIRTEEN MISCELLANEOUS

Section 13.01.	Trust Indenture Act Controls	118
Section 13.02.	Notices	18
Section 13.03.	Communication by Holders of Notes with Other Holders of Notes	119
Section 13.04.	Certificate and Opinion as to Conditions Precedent	119
Section 13.05.	Statements Required in Certificate or Opinion	119
Section 13.06.	Rules by Trustee and Agents	120
Section 13.07.	No Personal Liability of Directors, Officers, Employees and Stockholders	120
Section 13.08.	Governing Law	20
Section 13.09.	Waiver of Jury Trial	20
Section 13.10.	Consent to Jurisdiction	120
Section 13.11.	No Adverse Interpretation of Other Agreements	121
Section 13.12.	Successors	21
Section 13.13.	Severability	21
Section 13.14.	Counterpart Originals	121
Section 13.15.	Acts of Holders	121
Section 13.16.	Table of Contents, Headings, Etc	1123
Section 13.17.	USA Patriot Act	123
Section 13.18.	Force Majeure	123

EXHIBITS

Exhibit A	FORM OF NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

Exhibit F	SECURITY AGREEMENT

Exhibit G	COLLATERAL TRUST AGREEMENT

     INDENTURE dated as of June 24, 2009 among Terremark Worldwide, Inc., a Delaware corporation (the “Company”), the Initial Guarantors (as defined below) listed on the signature pages hereto and The Bank of New York Mellon Trust Company, N.A., as trustee.
     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its 12% Senior Secured Notes due 2017 to be issued in one or more series as provided in this Indenture. The Initial Guarantors have duly authorized the execution and delivery of this Indenture to provide for a guarantee of the Notes and of certain of the Company’s obligations hereunder. All things necessary to make this Indenture a valid agreement of the Company and the Initial Guarantors, in accordance with its terms, have been done.
     The Initial Guarantors are engaged in a related and mutually interdependent business with the Company and, as a consequence, will derive substantial direct and indirect financial and business advantages and benefits from the Company’s issuance of the Notes, as guaranteed by the Initial Guarantors.
     The Company, the Guarantors and the Trustee (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 12% Senior Secured Notes due 2017:
ARTICLE ONE
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01. Definitions.
     “144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the OID Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.
     “Acquired Debt” means, with respect to any specified Person:
     (1) Indebtedness of any other Person existing at the time such other Person is merged or consolidated with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person;
     provided that any Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction by which such other Person is merged or consolidated with or into, or becomes a Restricted Subsidiary of, such specified Person, or such assets are acquired from such Person, will not be Acquired Debt.

     “Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement. The Company shall be responsible for calculating Additional Interest in each instance. The Trustee shall have no responsibility for calculating and/or verifying the amount of any Additional Interest.
     “Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than the Notes issued on the date hereof) issued under this Indenture in accordance with Sections 2.02, 4.09 and 4.12 hereof.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
     “After-Acquired Property” means any property of the Company or any Guarantor acquired after the Issue Date of a type that secures the Note Obligations, excluding any Excluded Assets.
     “Agent” means any Registrar, Paying Agent or co-registrar.
     “Applicable Premium” means with respect to any Note on any redemption date, the greater of:
     (1) 1.0% of the principal amount of such Note; and
     (2) the excess, if any of (a) the present value at such redemption date of (i) the redemption price of such Note at June 15, 2013 as set forth in the table appearing under Section 3.07(a), plus (ii) all required interest payments due on such Note through June 15, 2013 (excluding accrued but unpaid interest to the applicable redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note.
     The Company shall be responsible for calculating the Applicable Premium in each instance. The Trustee shall have no responsibility for calculating and/or verifying the amount of the Applicable Premium.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
     “Asset Sale” means:
     (1) the sale, lease, conveyance or other disposition of any assets or rights, provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets or rights of the Company and its Subsidiaries taken as a whole shall be governed by Section 4.14 and/or Section 5.01 of this Indenture and not by Section 4.10 of this Indenture; and

     (2) the issuance or sale of Equity Interests in any of the Company’s Restricted Subsidiaries.
Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:
     (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;
     (2) a transfer of assets between or among the Company and its Restricted Subsidiaries;
     (3) an issuance of Equity Interests by a Subsidiary to the Company or to another Restricted Subsidiary;
     (4) any sale or disposition consisting of worn-out, obsolete, retired or otherwise unsuitable equipment or facilities in the ordinary course of business;
     (5) the sale, transfer, license or lease of equipment, inventory or other assets in the ordinary course of business;
     (6) the sale or other disposition of cash or Cash Equivalents;
     (7) a Restricted Payment or Permitted Investment that is permitted by Section 4.07 of this Indenture;
     (8) sales or grants of licenses or sublicenses to use patents, trade secrets, know-how and other intellectual property to the extent not materially interfering with the business of the Company and the Restricted Subsidiaries taken as a whole;
     (9) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in a bankruptcy or similar proceeding and exclusive of factoring or similar arrangements;
     (10) the granting of a Lien permitted by this Indenture and the Security Documents;
     (11) the unwinding of any Hedging Obligations;
     (12) foreclosures on assets not constituting Collateral;
     (13) the sale or other disposition of Equity Interests of, or any Investment in, an Unrestricted Subsidiary; and

     (14) the sale of Restricted Investments made by the Company or any Restricted Subsidiary after the Issue Date, if such Restricted Investments were (a) received in exchange for, or purchased out of the net cash proceeds of the sale (other than to a Subsidiary of the Company) of, Capital Stock of the Company (other than Disqualified Stock) or (b) received in the form of, or were purchased from the proceeds of, a contribution of common equity capital to the Company; provided, that such Restricted Investment was made within 60 days after the receipt by the Company or a Restricted Subsidiary of the net cash proceeds from such sale or contribution, as the case may be.
     “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated by the Company using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
     “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
     “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation;
     (2) with respect to a partnership, the board of directors of the corporation which is the general partner of the partnership;
     (3) with respect to a limited liability company, board of managers of the limited liability company; or
     (4) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors of the Company, and to be in full force and effect on the date of such certification.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, New York, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day.

     “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be classified and accounted for as a capitalized lease obligation on a balance sheet in accordance with GAAP.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock of any class;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Cash Equivalents” means:
     (1) securities issued by or directly and fully guaranteed or insured by the federal government of the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the federal government of the United States is pledged in support of those securities) having maturities of not more than 365 days from the date of acquisition;
     (2) certificates of deposit and eurodollar time deposits with maturities of 365 days or less from the date of acquisition, bankers’ acceptances or bearer deposit notes with maturities not exceeding 365 days and overnight bank deposits, in each case, with any lender party to the Credit Facility, if any, or with any United States commercial bank having capital and surplus in excess of $500.0 million and a rating at the time of acquisition thereof of P-2 or better from Moody’s or A-3 or better from S&P;
     (3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;
     (4) commercial paper rated at least P-1 by Moody’s or A-1 by S&P and in each case maturing within 270 days after the date of acquisition; and
     (5) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (4) of this definition.

     “Change of Control” means the occurrence of any of the following events:
     (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);
     (2) the adoption or approval by the Board of Directors of the Company or its stockholders of a plan relating to the liquidation or dissolution of the Company;
     (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% the Voting Stock of the Company, measured by voting power rather than number of shares;
     (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or
     (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person.
     “Class” means (1) in the case of Parity Lien Debt, every Series of Parity Lien Debt, taken together, and (2) in the case of Junior Lien Debt, every Series of Junior Lien Debt, taken together.
     “Clearstream” means Clearstream Banking, société anonyme, Luxembourg, and any successor thereto.
     “Closing Date” means June 24, 2009.

     “Collateral” means all assets or property, now owned or hereafter acquired by the Parent, the Company or any of the Subsidiary Guarantors, to the extent such assets or property are pledged, mortgaged or assigned or purported to be pledged, mortgaged or assigned, or are required to be pledged, mortgaged or assigned under the Security Documents to the Collateral Trustee, together with the proceeds and products thereof, until such time as the Liens created by the Security Documents are released in accordance with their terms;
provided, that the Collateral will not at any time include any property that is, at such time, an Excluded Asset.
     “Collateral Trust Agreement” means the Collateral Trust Agreement entered into by the Company, the Initial Guarantors, the Trustee and the Collateral Trustee on the Issue Date in substantially the form attached hereto as Exhibit G.
     “Collateral Trustee” means U.S. Bank National Association, in its capacity as Collateral Trustee under the Collateral Trust Agreement, together with its successors in such capacity.
     “Collateral Trustee’s Liens” means a Lien granted to the Collateral Trustee as security for Secured Obligations.
     “Company” has the meaning set forth in the Preamble and includes any successor that replaces Terremark Worldwide, Inc. pursuant to Section 5.01 hereof and thereafter means the successor.
     “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:
     (1) provision for taxes of such Person and its Restricted Subsidiaries for such period based on income or profits, to the extent that such provisions for taxes was deducted in computing such Consolidated Net Income; plus
     (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus
     (3) the amount of any minority interest expense (less the amount of any cash dividends paid in such period to holders of such minority interests); plus
     (4) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), accretion and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

     (5) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted under this Indenture (in each case, whether or not consummated), including (i) such fees, expenses or charges relating to the offering of the Notes and (ii) any amendment or other modification of the Notes; plus
     (6) the amount of any restructuring charge, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities; plus
     (7) any net loss (or minus any net gain) resulting in such period from Hedging Obligations or currency transaction gains or losses relating to currency remeasurements (including any net loss or gain resulting from hedge agreements for currency exchange risk); plus
     (8) non-cash expenses representing stock-based compensation and share-settled liabilities; plus
     (9) other non-recurring or extraordinary charges or expenses of the Company and its Subsidiaries reducing such Consolidated Net Income; and minus
     (10) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business and any such items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required, in each case, on a consolidated basis and determined in accordance with GAAP.
     Notwithstanding the preceding, the provision for taxes based on the income or profits of, the consolidated interest expense of and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders, members, managers or partners, as applicable.

     “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
     (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
     (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, members, managers or partners, as applicable;
     (3) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;
     (4) the cumulative effect of a change in or adoption of accounting principles shall be excluded;
     (5) any after-tax effect of net income (or loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of, disposed, abandoned or discontinued operations shall be excluded;
     (6) unrealized non-cash gains and losses with respect to Hedging Obligations shall be excluded;
     (7) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded; and
     (8) any net after-tax gain or loss in connection with the unwinding of Hedging Obligations related to Indebtedness repaid with the proceeds from the Incurrence of the Notes will be excluded.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:
     (1) was a member of such Board of Directors on the Issue Date; or
     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors or a committee whose members are comprised of such Continuing Directors who were members of such Board at the time of such nomination or election.

     “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 10161 Centurion Parkway North, Jacksonville, Florida 32256, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
     “Credit Facilities” means one or more debt facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments, indentures and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09) or adds guarantors as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.
     “Currency Agreement” means any financial arrangement entered into between a Person (or its Restricted Subsidiaries) and a counterparty on a case by case basis in connection with a foreign exchange futures contract, currency swap agreement, currency option or currency exchange or other similar currency related transactions, the purpose of which is to mitigate or eliminate its exposure to fluctuations in exchange rates and currency values.
     “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
     “Default” means the occurrence of any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default under this Indenture.
     “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A hereto, and such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     “Disqualified Stock” means, with respect to any Person, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, prior to the date that is one year after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 or otherwise requires the prior repayment in full of the Note Obligations. The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature.
     “Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States or any State, district or territory thereof.
     “equally and ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of Secured Debt Obligations within the same Class after the repayment of amounts payable to the Collateral Trustee under the Collateral Trust Agreement and the Parity Lien Representatives in accordance with the applicable Secured Debt Document that such Liens or proceeds:
     (1) shall be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Debt within that Class, for the account of the holders of such Series of Secured Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) forming part of, and Hedging Obligations to the extent constituting Secured Debt pursuant to the terms of, each outstanding Series of Secured Debt Obligations within that Class when the allocation or distribution is made; and thereafter
     (2) shall be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) forming part of, and Hedging Obligations to the extent constituting Secured Debt Obligations pursuant to the terms of, each outstanding Series of Secured Debt within that Class) to the Secured Debt Representative for each outstanding Series of Secured Debt within that Class, for the account of the holders of any remaining Secured Debt Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Debt Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Equity Offerings” means any public or private sale of equity securities of the Company (other than Disqualified Stock) other than:
     (1) offerings related to equity securities issuable under any employee benefit plan of the Company or any of its Restricted Subsidiaries; and
     (2) issuances to any Subsidiary of the Company.
     “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, or its successor.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange Notes” means the Notes issued in the Registered Exchange Offer in accordance with Section 2.07(f) hereof.
     “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
     “Excluded Assets” means:
     (1) the interests of the Company or any Guarantor in contracts with government authorities relating to the Permitted Business;
     (2) all real estate leasehold interests of the Company or any Guarantor existing on the Issue Date; and
     (3) all real estate leasehold interests of the Company or any Guarantor acquired after the Issue Date requiring consent of the lessor to create a Lien on such interests for which, after using commercially reasonable efforts, the Company or such Guarantor was unable to obtain such consent.
     “Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Notes or the Guarantees) in existence on the Issue Date after giving effect to the application of the proceeds of the Notes until such amounts are repaid.
     “Fair Market Value” means, with respect to any asset, property or service, the price that could be negotiated in an arm’s length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in this Indenture, Fair Market Value shall be determined, except as otherwise specified, (i) if the Fair Market Value is equal to or less than $2.5 million, by the principal financial officer of the Company acting reasonably and in good faith and (ii) if the Fair Market Value exceeds $5.0 million, by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution attached to an Officers’ Certificate.

     “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.
     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
     (1) acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries (or by any Person that has subsequently become a Restricted Subsidiary or has subsequently merged or consolidated with or into such Person or any of its Restricted Subsidiaries) including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the provision set forth in the definition of Consolidated Net Income;
     (2) Fixed Charges consisting of non-cash items arising from changes in or the adoption of accounting principles shall be excluded;
     (3) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, disposed of prior to the Calculation Date, shall be excluded;
     (4) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
     (5) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; and

     (6) whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.
     “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations under Interest Rate Agreements; plus
     (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
     (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person (other than such Person or its Restricted Subsidiaries) or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus
     (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such person or Preferred Stock of any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of such Person or to such Person or one of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, provincial, state and local statutory tax rate of such Person or any of its Restricted Subsidiaries, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.
     “Foreign Subsidiary” means any Restricted Subsidiary of the Company other than a Domestic Subsidiary.
     “GAAP” means generally accepted accounting principles, consistently applied, which are in effect in the United States from time to time or any successor principles so in effect; provided that GAAP shall not give effect to the effect of FASB No. APB14-1.
     “Global Note Legend” means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

     “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Sections 2.01, 2.07(b), 2.07(d) or 2.07(f) of this Indenture.
     “Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.
     “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.
     “Guarantors” means each of:
     (1) the Initial Guarantors; and
     (2) any other Restricted Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture;
and their respective successors and assigns until released from their obligations under their Note Guarantees and this Indenture in accordance with the terms of this Indenture.
     “Hedging Obligations” means, with respect to any specified Person, the outstanding amount of all obligations of such Person and its Restricted Subsidiaries under all Currency Agreements and all Interest Rate Agreements, together with all interest, fees and other amounts payable thereon or in connection therewith.
     “Holder” means a Person in whose name a Note is registered.
     “IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors, if any, to the extent required by the Applicable Procedures.
     “Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) shall be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of the Company or its Restricted Subsidiary as accrued.

     “Indebtedness” means, with respect to any specified Person at any date, any indebtedness of such Person, whether or not contingent, without duplication:
     (1) in respect of borrowed money;
     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (3) in respect of banker’s acceptances;
     (4) representing Capital Lease Obligations and Attributable Debt;
     (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;
     (6) representing any Hedging Obligations; or
     (7) in respect of all conditional sale obligations and all obligations under title retention agreements, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the guarantee by the specified Person of any indebtedness of any other Person.
     The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:
     (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and
     (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.
     “Indenture” means this Indenture, as amended, restated, supplemented or otherwise modified from time to time.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

     “Initial Guarantors” means all of the Domestic Subsidiaries of the Company existing on the Issue Date.
     “Initial Mortgaged Property” means those properties owned in fee by the Issuer or Guarantors and commonly known as 2970/3000 Corvin Drive, Santa Clara, California 95051; 50 NE 9th Street, Miami, Florida 33132; and 14490 Rabbit Run, Culpeper, Virginia 22701.
     “Initial Purchasers” means Credit Suisse Securities (USA) LLC, Jefferies & Company, Inc., RBC Capital Markets Corporation, Piper Jaffray & Co. and TD Securities (USA) LLC.
     “insolvency or liquidation proceeding” means:
     (1) any case commenced by or against the Company or any Guarantor under Title 11, U.S. Code, or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Company or any Guarantor or any similar case or proceeding relative to the Company or any Guarantor or its creditors, as such, in each case whether or not voluntary;
     (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
     (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.
     “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
     “Intellectual Property Security Agreement” means the Intellectual Property Security Agreement to be dated on or about the Issue Date among the Grantors contained therein and the Collateral Trustee.
     “Interest Rate Agreement” means any financial arrangement entered into between a Person (or its Restricted Subsidiaries) and a counterparty on a case by case basis in connection with interest rate swap transactions, interest rate options, cap transactions, floor transactions, collar transactions and other similar interest rate protection related transactions, the purpose of which is to mitigate or eliminate its exposure to fluctuations in interest rates.
     “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Investment Company Act” means the Investment Company Act of 1940, as amended.

     “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.
     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans or other extensions of credit (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investments” shall exclude extensions of trade credit on commercially reasonable terms in the ordinary course of business. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investments in such Subsidiary that were not sold or disposed of. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.
     “Issue Date” means the date of original issuance of the Notes under this Indenture.
     “Junior Lien” means a Lien granted by a security document to the Collateral Trustee, at any time, upon any Collateral to secure Junior Lien Obligations.
     “Junior Lien Debt” means:
     (1) any Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Company or any Guarantor that is secured on a subordinated basis to the Parity Lien Debt by a Junior Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:
     (a) on or before the date on which such Indebtedness is incurred by the Company or such Guarantor, such Indebtedness is designated by the Company, in accordance with the Collateral Trust Agreement, as “Junior Lien Debt” for the purposes of the Secured Debt Documents and the Collateral Trust Agreement; provided that no Series of Secured Debt may be designated as both Junior Lien Debt and Parity Lien Debt;
     (b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and
     (c) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements shall be conclusively established if the Company delivers to the Collateral Trustee an officers’ certificate stating that such requirements have been satisfied and that such Indebtedness is “Junior Lien Debt”); and

     (2) Hedging Obligations of the Company or any Guarantor incurred pursuant to arrangements provided by the holders or former holders (or Affiliates thereof) of, or agents or former agents (or Affiliates thereof) in respect of, Junior Lien Debt to hedge or manage interest rate risk with respect to such Junior Lien Debt; provided that, pursuant to the terms of the Junior Lien Documents, such Hedging Obligations are secured by a Junior Lien on all of the assets and properties that secure the Indebtedness in respect of which such Hedging Obligations are incurred.
     “Junior Lien Documents” means, collectively, any indenture, credit agreement or other agreement governing a Series of Junior Lien Debt and the security documents that create or perfect Liens securing Junior Lien Obligations.
     “Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.
     “Junior Lien Representative” means, in the case of any future Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who (a) is appointed as a Junior Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.
     “Leasing Deliverables” shall include (i) (A) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the lessor of such leasehold interest, or (B) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary, in the Collateral Trustee’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, and (ii) any lessor consent or approval of such mortgage as may be required pursuant to the terms of the applicable lease with respect to such leasehold interest.
     “Legended Regulation S Global Note” means a global Note in the form of Exhibit A hereto bearing the Global Note Legend, the OID Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.
     “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Registered Exchange Offer.
     “Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, charge, security interest or encumbrance upon or with respect to any property of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     “Lien Sharing and Priority Confirmation” means:
     (1) as to any Series of Parity Lien Debt, the written agreement enforceable against the holders of such Series of Parity Lien Debt, as set forth in the applicable Secured Debt Document:
     (a) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and each existing and future Parity Lien Representative that all Parity Lien Obligations shall be and are secured equally and ratably by all Parity Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, and that all such Parity Liens shall be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;
     (b) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Series of Junior Lien Debt, and each existing and future Parity Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from enforcement of Parity Liens; and
     (c) consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other security documents in respect of the Secured Debt Obligations,
     (2) as to any Series of Junior Lien Debt, the written agreement enforceable against the holders of such Series of Junior Lien Debt, as set forth in the applicable Secured Debt Document:
     (a) for the enforceable benefit of all holders of each existing and future Series of Junior Lien Debt and Series of Parity Lien Debt and each existing and future Junior Lien Representative and Parity Lien Representative, that all Junior Lien Obligations shall be and are secured equally and ratably by all Junior Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of such Series of Junior Lien Debt, and that all such Junior Liens shall be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably;
     (b) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Series of Junior Lien Debt and each existing and future Parity Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and

     (c) consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other security documents in respect of the Secured Debt Obligations.
     “Moody’s” means Moody’s Investors Services, Inc. or any successor to the rating agency business thereof.
     “Mortgage” means a mortgage, deed of trust, deed to secure debt or similar document, together with any assignment of leases and rents referred to therein, in each case in form and substance reasonably satisfactory to the Collateral Trustee.
     “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:
     (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and
     (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.
     “Net Proceeds” means the aggregate cash proceeds, received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, (2) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness, other than Secured Obligations, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) in the case of any Asset Sale by a Restricted Subsidiary of the Company, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Company or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Company or any Restricted Subsidiary thereof and (6) appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (6) no longer so held, shall, in the case of each of subclause (a) and (b), at that time become Net Proceeds; provided that Cash Equivalents in which the Company or a Restricted Subsidiary has an individual beneficial ownership shall not be deemed to be received by the Company or a Restricted Subsidiary until such time as such Cash Equivalents are free from any restrictions under agreements with the other beneficial owners of such Cash Equivalents which prevent the Company or a Restricted Subsidiary from applying such cash and/or Cash Equivalents to any use permitted by Section 4.10 hereof or to purchase Notes.
     “Non-U.S. Person” means a Person who is not a U.S. Person.
     “Note Documents” means this Indenture, the Notes, the Note Guarantees, the Security Documents, and all other agreements related to this Indenture, the Notes and the Note Guarantees.
     “Note Guarantees” means a guarantee of the Notes pursuant to this Indenture.
     “Note Obligations” means the Notes, the Note Guarantees and all other Obligations of any obligor under the Note Documents.
     “Notes” means the 12% Senior Secured Notes due 2017 of the Company issued on the date hereof and any Additional Notes, including any Exchange Notes. The Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.
     “Obligations” means with respect to any Indebtedness of any Person (collectively, without duplication):
     (1) all debt, financial liabilities and obligations of such Person of whatsoever nature and howsoever evidenced (including principal, interest, fees, reimbursement obligations, cash cover obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the providers or holders of such Indebtedness or to any agent, trustee or other representative of such providers or holders of such Indebtedness under or pursuant to each agreement, document or instrument evidencing, securing, guaranteeing or relating to such Indebtedness, financial liabilities or obligations relating to such Indebtedness (including Secured Debt Documents applicable to such Indebtedness (if any)), in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreement, document or instrument;
     (2) any and all sums advanced by the Collateral Trustee or any other Person in order to preserve the Collateral or any other collateral securing such Indebtedness or to preserve the Liens and security interests in the Collateral or any other collateral, securing such Indebtedness; and

     (3) the costs and expenses of collection and enforcement of the obligations referred to in clauses (1) and (2), including:
     (a) the costs and expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on any Collateral or any other collateral;
     (b) the costs and expenses of any exercise by the Collateral Trustee or any other Person of its rights under the Security Documents or any other security documents; and
     (c) reasonable attorneys’ fees and court costs.
     “Obligor” means the Company, the Guarantors and each other Person (if any) that at any time provides collateral security for any Secured Obligations.
     “Offering Circular” means the final offering circular of the Company for the offering of the Notes, dated June 17, 2009.
     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Legal Officer, any Senior Vice President, the Treasurer or the Secretary of such Person.
     “Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements of Section 13.05 hereof.
     “OID Legend” means the legend set forth in Section 2.07(g)(iii) hereof to be placed on all Notes issued under this Indenture that have more than a de minimis amount of original issue discount for U.S. federal income tax purposes.
     “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company) that meets the requirements of Section 13.05 hereof.
     “Parity Lien” means a Lien granted by a security document to the Collateral Trustee, at any time, upon any Collateral to secure Parity Lien Obligations.
     “Parity Lien Debt” means:
     (1) the Notes issued by the Company under this Indenture on the Issue Date, any Additional Notes issued under this Indenture, any Exchange Notes related to such Notes or Additional Notes and the Note Guarantee of each Guarantor;
     (2) any Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Company or any Guarantor that is secured equally and ratably with the Notes by a Parity Lien that was permitted to be Incurred and so secured under each applicable Secured Debt Document; provided, in the case of Indebtedness referred to in this clause (2), that:

     (a) on or before the date on which such Indebtedness is Incurred by the Company or such Guarantor, such Indebtedness is designated by the Company, in accordance with the Collateral Trust Agreement, as “Parity Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both Parity Lien Debt and Junior Lien Debt;
     (b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and
     (c) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements shall be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements have been satisfied and that such notes or such Indebtedness is “Parity Lien Debt”); and
     (3) Hedging Obligations of the Company or any Guarantor incurred pursuant to arrangements provided by the holders (or Affiliates thereof) of, or agents or former agents (of Affiliates thereof) in respect of, the Parity Lien Debt to hedge or manage interest rate risk with respect to such Parity Lien Debt; provided that, pursuant to the terms of the Parity Lien Documents, such Hedging Obligations are secured by a Parity Lien on all of the assets and properties that secure the Indebtedness in respect of which such Hedging Obligations are incurred.
     “Parity Lien Documents” means this Indenture and any additional indenture, credit agreement or other agreement governing a Series of Parity Lien Debt and the security documents that create or perfect Liens securing Parity Lien Obligations.
     “Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.
     “Parity Lien Representative” means (1) the Trustee, in the case of the Notes, or (2) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who (a) is appointed as a Parity Lien Representative (for purposes related to the administration of the Security Documents) pursuant to this Indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.
     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

     “Permitted Assets” means (1) non-current assets that are used or useful in the Permitted Business or (2) substantially all of the assets of a Permitted Business or any Capital Stock of a Person engaged in a Permitted Business so long as following the acquisition of such Capital Stock such Person is a Restricted Subsidiary of the Company.
     “Permitted Business” means any business conducted or proposed to be conducted (as described in the Offering Circular) by the Company and its Restricted Subsidiaries on the Issue Date and other businesses complementary, reasonably related or ancillary thereto or a reasonable extension thereof.
     “Permitted Investments” means, without duplication:
     (1) any Investment in the Company or in a Restricted Subsidiary of the Company;
     (2) any Investment in Cash Equivalents;
     (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
     (a) such Person becomes a Restricted Subsidiary of the Company; or
     (b) such Person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;
     (4) any Investment existing on or made prior to the Issue Date;
     (5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;
     (6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;
     (7) Hedging Obligations not for speculative purposes;
     (8) loans or advances made to any officer, director or employee of the Company or any of its Restricted Subsidiaries; provided, such loans do not exceed $1.0 million at any one time outstanding;
     (9) endorsements of negotiable instruments and documents in the ordinary course of business;

     (10) pledges or deposits permitted under clause (16) of the definition of Permitted Liens;
     (11) repurchases of the Notes; and
     (12) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the Issue Date, not to exceed the greater of (a) $15.0 million and (b) 2.5% of Total Assets, at any one time outstanding.
     “Permitted Liens” means, as of any date:
     (1) (a) Parity Liens on the Collateral in favor of the Collateral Trustee equally and ratably securing (i) the Notes and the Note Guarantees issued on the Issue Date, (ii) Obligations under Credit Facilities in aggregate amount at any one time outstanding not to exceed the amount of Indebtedness permitted to be Incurred under Section 4.09(b)(i) hereof, and (iii) any other Indebtedness (including Additional Notes); provided that with respect to this clause (iii) after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom, the Secured Leverage Ratio at the time of Incurrence would have been no more than 3:75 to 1, determined on a pro forma basis as if such Indebtedness had been Incurred at the beginning of the Company’s most recently ended four fiscal quarters for which internal financial statements are available; and (b) Junior Liens on the Collateral in favor of the Collateral Trustee securing Indebtedness Incurred pursuant to Section 4.09(b)(xv) hereof;
     (2) Liens in favor of the Company or any of the Guarantors;
     (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;
     (4) Liens securing Hedging Obligations permitted by Section 4.09(b)(vii) hereof;
     (5) Liens for any judgment rendered, or claim filed, against the Company or any Restricted Subsidiary which are being contested in good faith by appropriate proceedings that do not constitute an Event of Default if during such contestation a stay of enforcement of such judgment or claim is in effect;
     (6) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and such Liens do not extend to any assets other than the property being acquired;

     (7) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
     (8) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(iv), covering only the assets acquired with such Indebtedness;
     (9) Liens existing on the Issue Date;
     (10) Liens for taxes, assessments or other governmental charges or claims that are not yet due and payable or, if due and payable and delinquent, that are being contested by the Company or a Restricted Subsidiary in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
     (11) Liens arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, division orders, and other agreements or arising by operation of law, that are customary in the Permitted Business;
     (12) Liens incurred in the ordinary course of business with respect to obligations that do not in the aggregate exceed $2.5 million at any one time outstanding;
     (13) Liens for any final judgments for the payment of money that do not constitute an Event of Default;
     (14) landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business (including in connection with construction projects involving real property of the Company or its Subsidiaries) with respect to sums which are not overdue for a period of more than 90 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
     (15) easements, rights-of-way, covenants, reservations, restrictions (including zoning restrictions), licenses, encroachments, protrusions, building codes, minor defects or irregularities in title and other similar encumbrances affecting real property that were not incurred in connection with and do not secure debt and would be disclosed in an accurate survey, which either exist as of the Issue Date or, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
     (16) (i) customary banker’s liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts (including securities accounts) maintained by the Company or its Subsidiaries, including those granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; and (ii) Liens deemed to exist in connection with investments in repurchase agreements meeting the requirements of Cash Equivalents;

     (17) licenses, sublicenses, leases or subleases with respect to any assets granted to third Persons in the ordinary course of business; provided that the same do not in any material respect interfere with the business of the Company or its Subsidiaries or materially detract from the value of the relative assets of the Company or its Subsidiaries;
     (18) Liens which arise under Article 4 of the Uniform Commercial Code in any applicable jurisdictions on items in collection and documents and proceeds related thereto;
     (19) precautionary filings of financing statements under the Uniform Commercial Code of any applicable jurisdictions in respect of operating leases or consignments entered into by the Company or its Subsidiaries in the ordinary course of business;
     (20) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
     (21) Liens incurred in connection with the purchase or shipping of goods or assets on the related goods or assets and proceeds thereof in favor of the seller or shipper of such goods or assets or pursuant to customary reservations or retentions of title arising in the ordinary course of business and in any case not securing Indebtedness;
     (22) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), tenders, statutory obligations, surety bonds, stay, customs and appeal bonds, government contracts, performance bonds, return of money bonds and other obligations of a like nature incurred in the ordinary course of business;
     (23) Liens securing Permitted Refinancing Indebtedness in respect of Indebtedness permitted to be Incurred under Section 4.09 hereof that was secured by Permitted Liens pursuant to clauses (1), (3), (6), (8) and (9) above and securing the same or similar property;
     (24) Liens on the assets of Foreign Subsidiaries securing Indebtedness of any Foreign Subsidiary; and
     (25) Liens to secure Capital Lease Obligations permitted by Section 4.09(b)(xvii) covering only the assets subject to such Capital Lease Obligation.
     “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);
     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes, and is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
     (4) such Indebtedness is Incurred either by (a) the Company or (b) the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
     “Person” means any individual, corporation, partnership, joint venture entity, association, joint stock company, trust, unincorporated organization, limited liability company or government, government body or agency or other entity.
     “Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.
     “Private Placement Legend” means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
     “Property” means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Qualified Customer” shall mean a customer of the Company or a Restricted Subsidiary that is (i) an agency or instrumentality of the United States federal government, or (ii) is a business entity that has generated at least $10 billion in revenue to external parties over such customer’s preceding four fiscal quarters.

     “Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, as the case may be.
     “Registered Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
     “Registration Rights Agreement” means (1) with respect to the Notes issued on the Issue Date, the Registration Rights Agreement, to be dated the Issue Date, among the Company, the Initial Guarantors and the Initial Purchasers and (2) with respect to any Additional Notes, any registration rights agreement among the Company, the Guarantors and the other parties thereto relating to the registration by the Company and the Guarantors of such Additional Notes under the Securities Act.
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Regulation S Global Note” means a Legended Regulation S Global Note or a Unlegended Regulation S Global Note, as appropriate.
     “Responsible Officer,” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend and the OID Legend.
     “Restricted Global Note” means a Global Note bearing the Private Placement Legend and the OID Legend.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Period” means the 40-day restricted period as defined in Regulation S.
     “Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.

     “Rule 903” means Rule 903 promulgated under the Securities Act.
     “Rule 904” means Rule 904 promulgated the Securities Act.
     “S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business or any successor to the rating agency business thereof.
     “Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.
     “SEC” means the United States Securities and Exchange Commission.
     “Secured Debt Documents” means the Parity Lien Documents and the Junior Lien Documents.
     “Secured Debt Obligations” means Parity Lien Obligations and Junior Lien Obligations.
     “Secured Debt Representative” means each Parity Lien Representative and each Junior Lien Representative.
     “Secured Leverage Ratio” means with respect to any specified Person, as of the date of calculation (the “Calculation Date”), the ratio of (1) the aggregate outstanding Indebtedness of the Person and its Restricted Subsidiaries on the Calculation Date, on a consolidated basis, secured by a Lien on any property or assets of the Company or its Restricted Subsidiaries (including Capital Lease Obligations and Attributable Debt) to (2) the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for the most recently ended four fiscal quarters for which internal financial statements are available, immediately preceding the Calculation Date. The amount in clause (1) shall include the Indebtedness, Disqualified Stock or Preferred Stock giving rise to the need to make such calculation.
     In addition, for purposes of calculating the Secured Leverage Ratio:
     (1) acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries (or by any Person that has subsequently become a Restricted Subsidiary or has subsequently merged or consolidated with such Person or any of its Restricted Subsidiaries), including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded; and
     (3) the Indebtedness attributable to discontinued operations, as determined in accordance with GAAP shall be excluded, but only to the extent that such Indebtedness shall not be an obligation of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.
     “Secured Obligations” means, collectively, the Note Obligations and the Parity Lien Obligations.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Security Agreement” means the Security Agreement to be dated on or about the Issue Date in substantially the form attached hereto as Exhibit F, among the Company, the Guarantors and the Collateral Trustee, with respect to the security interests in favor of the Collateral Trustee, for the benefit of the Holders of the Notes, in all or any portion of the Collateral, in each case, as amended, modified, restated, supplemented or replaced from time to time.
     “Security Documents” means the Collateral Trust Agreement, the Security Agreement, the Intellectual Property Security Agreement, the Initial Mortgages and any additional Mortgages on After-Acquired Property and any pledge agreements, collateral assignments, mortgages, collateral agency agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company, a Guarantor or any other Obligor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee equally and ratably for the benefit of the holders of the Secured Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.
     “Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained (provided that any Hedging Obligations constituting Junior Lien Debt shall be deemed part of the Series of Junior Lien Debt to which it relates).
     “Series of Parity Lien Debt” means, severally, the Notes and any Additional Notes, or Exchange Notes, or other Indebtedness that constitutes Parity Lien Debt (provided that any Hedging Obligations constituting Parity Lien Debt shall be deemed part of the Series of Parity Lien Debt to which it relates).
     “Series of Secured Debt” means each Series of Parity Lien Debt and each Series of Junior Lien Debt.
     “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.
     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
     “TIA” means the Trust Indenture Act of 1939, as in effect on the date on which this Indenture is qualified under the TIA; provided, however, in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.
     “Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.
     “Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to June 15, 2013; provided, however, that if the then remaining term of the Notes to June 15, 2013 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to June 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     “Trustee” means The Bank of New York Mellon Trust Company, N.A., a national banking association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.
     “Unlegended Regulation S Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the OID Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.
     “Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
     “Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and the OID Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes, and that does not bear the Private Placement Legend.
     “Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as of or after the Issue Date as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.16 hereof but only to the extent that such Subsidiary:
     (1) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that could reasonably be expected to be obtained at the time from Persons who are not Affiliates of the Company;
     (2) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
     (3) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries (except for guarantees or credit support that shall be released upon such designation).
     Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and the conditions under Section 4.16.
     “U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by
     (2) the then outstanding principal amount of such Indebtedness.
     Section 1.02. Other Definitions.

Defined
in
Term	Section

“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Collateral Excess Proceeds”	4.10
“Covenant Defeasance”	8.03
“DTC”	2.01
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Initial Mortgages”	4.22
“Legal Defeasance”	8.02
“Mortgage Closing Date”	4.22
“Mortgage Policies”	4.22
“Offer Amount”	3.08
“Offer Period”	3.08
“offshore transaction”	2.07
“Original Financing”	4.22
“Paying Agent”	2.04
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.08
“Registrar”	2.04
“Related Proceedings”	13.10
“Repurchase Offer”	3.08
“Restricted Payments”	4.07

Defined
in
Term	Section

“Reversion Date”	4.22
“Specified Courts”	13.10
“Suspension Conditions”	4.22
“Suspended Covenants”	4.22
“Suspension Date”	4.22
“Suspension Period”	4.22
     Section 1.03. Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
     The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Notes;
     “indenture security Holder” means a Holder of a Note;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the Notes means the Company and any successor obligor upon the Notes.
     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
     Section 1.04. Rules of Construction.
     (a) Unless the context otherwise requires:
     (i) a term has the meaning assigned to it;
     (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (iii) “or” is not exclusive;
     (iv) words in the singular include the plural, and in the plural include the singular;
     (v) provisions apply to successive events and transactions; and

     (vi) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.
ARTICLE TWO
THE NOTES
2.01. Form and Dating.
          (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered, global form without interest coupons and only shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that Notes may be issuable in denominations of less than $1,000 solely to the extent necessary to accommodate book-entry positions created in such amounts by the Depositary.
          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
          (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (and shall include the Global Note Legend and the OID Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.
          (c) Regulation S Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Legended Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for The Depository Trust Company (“DTC”), and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Legended Regulation S Global Note shall automatically be exchanged for beneficial interests in Unlegended Regulation S Global Notes pursuant to the Applicable Procedures. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          (d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Cedel Bank” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.
Section 2.02. Execution and Authentication.
          Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature.
          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
          A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
          The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Company may, subject to Article Four of this Indenture and applicable law, issue Additional Notes under this Indenture, including Exchange Notes; provided that the Notes issued on the Closing Date and any such Additional Notes shall be fungible for U.S. federal income tax purposes. The Notes issued on the Closing Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.
          The Trustee shall, upon a written order of the Company signed by two Officers of the Company (an “Authentication Order”), authenticate Notes for original issue on the date hereof of $420.0 million. At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of an Authentication Order, authenticate Notes for original issue in aggregate principal amount specified in such Authentication Order. The Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.
          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

2.03. Methods of Receiving Payments on the Notes.
          If a Holder has given wire transfer instructions to the Company, the Company shall pay, or cause the Paying Agent to pay, all principal, interest and premium and Additional Interest, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.
2.04. Registrar and Paying Agent.
          (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
          (b) The Company initially appoints DTC to act as Depositary with respect to the Global Notes.
          (c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
2.05. Paying Agent to Hold Money in Trust.
          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

2.06. Holder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).
Section 2.07. Transfer and Exchange.
          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged (or exchangeable, in the case of a Default or Event of Default covered by clause (iii) below) by the Company for Definitive Notes if (i) DTC (A) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes and the Company fails to appoint a successor Depositary within 90 days after receiving such notice or that it (B) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor Depositary within 90 days after becoming aware of such condition; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i), (ii) or (iii) above and pursuant to Section 2.07(c) or (e) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b) or (c) hereof.
          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

     (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).
     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) both (1) if permitted under Section 2.07(a), a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of a Registered Exchange Offer by the Company in accordance with Section 2.07(f) hereof, the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(i) hereof.
     (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:
     (A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof, or, if permitted by the Applicable Procedures, item (3) thereof;
     (B) if the transferee shall take delivery in the form of a beneficial interest in a Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

     (C) if the transferee is required by the Applicable Procedures to take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and Opinion of Counsel required by item (3) thereof, if applicable.
     (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:
     (A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D) an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
     (v) Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Subject to Section 2.07(a) hereof, if any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof
     (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

     (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the Holder of such beneficial interest in the instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such Holder. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.07(a) hereof, a Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
     (A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

     (2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D) an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of any of the conditions of any of the clauses of this Section 2.07(c)(ii), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.07(i), the aggregate principal amount of the applicable Restricted Global Note.
     (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.07(a) hereof, if any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the Holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such Holder. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iii) shall not bear the Private Placement Legend.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
     (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications and Opinion of Counsel required by item (3)(d) thereof, if applicable; or
     (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item 3(b) thereof, the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased in a corresponding amount to Section 2.07(i) hereof, the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, an IAI Global Note.

     (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Restricted Definitive Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D) an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel such Restricted Definitive Notes and increase or cause to be increased in a corresponding amount pursuant to Section 2.07(i) hereof, the aggregate principal amount of the Unrestricted Global Note.
     (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.07(i) hereof, the aggregate principal amount of one of the Unrestricted Global Notes.

     (iv) An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.
     (v) If any such exchange or transfer from a Definitive Note to a beneficial interest in an Unrestricted Global Note is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).
     (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

     (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Restricted Definitive Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D) an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the clauses of this Section 2.07(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the Holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such Holder.
     (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) Registered Exchange Offer. Upon the occurrence of a Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not participating in a distribution of the Exchange Notes and (y) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Registered Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Registered Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Persons designated by the holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate aggregate principal amount.
          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
     (i) Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER RULE 144 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (IV) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (II) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR PURSUANT TO CLAUSES (III) OR (IV), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
     (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

     (iii) OID Legend. Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear a legend in substantially the following form:
THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: TERREMARK WORLDWIDE, INC., 2 SOUTH BISCAYNE BLVD., SUITE 2800, MIAMI, FL 33131; ATTN: CHIEF LEGAL OFFICER.
          (h) Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
          (i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (j) General Provisions Relating to Transfers and Exchanges.
     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
     (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.08, 2.11, 3.06, 3.08, 4.10, 4.14 and 9.05 hereof).
     (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date or (D) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.
     (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
     (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
     (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile or electronic transmission with the original to follow by first class mail.

Section 2.08. Replacement Notes.
          (a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and/or the Trustee may charge for its expenses in replacing a Note.
          (b) Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.09. Outstanding Notes.
          (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b)(i) hereof.
          (b) If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
          (c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
          (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.10. Treasury Notes.
          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.11. Temporary Notes.
          (a) Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.
          (b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
Section 2.12. Cancellation.
          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.13. Defaulted Interest.
          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company and provided the Company prepares such notice, the Trustee in the name and at the expense of the Company) shall deliver or cause to be delivered to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.14. CUSIP Numbers.
          The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE THREE
REDEMPTION AND OFFERS TO
PURCHASE
Section 3.01. Notices to Trustee.
          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.
Section 3.02. Selection of Notes to Be Redeemed.
          (a) If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes for redemption as follows: (i) if the Notes are listed on any national securities exchange, in compliance with the requirements of the national securities exchange on which the Notes are listed; or (ii) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate, subject to adjustments so that no Notes of $2,000 or less will be redeemed in part.
          (b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. No Notes in amounts of $2,000 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
Section 3.03. Notice of Redemption.
          (a) At least 30 days but not more than 60 days before a redemption date, the Company shall deliver or cause to be delivered, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that a notice of redemption may be mailed more than 60 days if the notice is issued in connection with a Legal Defeasance or Covenant Defeasance pursuant to Section 8.02 or 8.03 hereof or a satisfaction and discharge of this Indenture pursuant to Article Twelve hereof.
          The notice shall identify the Notes to be redeemed and shall state:
     (i) the redemption date;
     (ii) the redemption price;
     (iii) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

     (iv) the name and address of the Paying Agent;
     (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;
     (vi) that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;
     (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
     (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
          (b) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and attaching a copy of such notice, which shall set forth the information to be stated in such notice as provided in the preceding paragraph. The notice, if delivered in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.
Section 3.04. Effect of Notice of Redemption.
          Once notice of redemption is delivered in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.
Section 3.05. Deposit of Redemption Price.
     (a) One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.
     (b) If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06. Notes Redeemed in Part.
          Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $2,000 or less shall be redeemed in part.
Section 3.07. Optional Redemption.
          (a) Except as set forth in clause (b) and (c) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to June 15, 2013. On or after June 15, 2013, the Company may redeem all or a part of the Notes on any one or more occasions, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below plus accrued and unpaid interest (and Additional Interest, if any) on the Notes redeemed, to the applicable redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on June 15 of each of the years indicated below:

Year	Percentage
2013	106.000%
2014	103.000%
2015 and thereafter	100.000%
          (b) At any time prior to June 15, 2012, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued hereunder at a redemption price of 112.000% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that:
     (i) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or any of its Subsidiaries); and
     (ii) the redemption occurs within 120 days of the date of the closing of such Equity Offering.
          (c) At any time prior to June 15, 2013, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the applicable redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
          (e) On the day prior to each redemption date, the Company shall deliver an Officers’ Certificate to the Trustee certifying as to the amounts of any Additional Interest or Applicable Premium payable on such redemption date.
Section 3.08. Repurchase Offers.
          In the event that, pursuant to Section 4.10 or 4.14 hereof, the Company shall be required to commence an offer to all Holders to purchase their respective Notes (a “Repurchase Offer”), it shall follow the procedures specified in such Sections and, to the extent not inconsistent therewith, the procedures specified below.
          The Repurchase Offer shall remain open for a period of no less than 30 days and no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.14 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.
          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.
          Upon the commencement of a Repurchase Offer, the Company shall send or cause to be sent, by first class mail or electronic transmission, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:
     (i) that the Repurchase Offer is being made pursuant to this Section 3.08 and Section 4.10 or Section 4.14 hereof, and the length of time the Repurchase Offer shall remain open;
     (ii) the Offer Amount, the purchase price and the Purchase Date;
     (iii) that any Note not tendered or accepted for payment shall continue to accrue interest and Additional Interest, if any;
     (iv) that, unless the Company defaults in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

     (v) that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in principal amounts of $2,000 or on integral multiples of $1,000 only;
     (vi) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
     (vii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, facsimile transmission or letter (or such other notice sent in accordance with Applicable Procedures) setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (viii) that, if the aggregate amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall, subject in the case of a Repurchase Offer made pursuant to Section 4.10, select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000 or an integral multiple in excess thereof, shall be purchased); and
     (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
          On the Purchase Date, the Company shall, to the extent lawful, subject in the case of a Repurchase Offer made pursuant to Section 4.10, accept for payment on a pro rata basis to the extent necessary, the Offer Amount of Notes (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes (or portions thereof) were accepted for payment by the Company in accordance with the terms of this Section 3.08. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Company for purchase, and the Company, shall promptly issue a new Note. The Trustee, upon written request from the Company shall authenticate and deliver such new Note to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly delivered by the Company to the respective Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on the Purchase Date.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with Sections 3.08, 4.10 or 4.14, as the case may be, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.08, 4.10 or 4.14 by virtue of such conflict.
Section 3.09. Application of Trust Money.
          All money deposited with the Trustee pursuant to Section 12.02 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
ARTICLE FOUR
COVENANTS
Section 4.01. Payment of Notes.
          (a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.
          (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 4.02. Maintenance of Office or Agency.
          (a) The Company shall maintain an office or agency (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 of this Indenture.
Section 4.03. Reports.
          (a) The Company shall furnish to the Trustee and, upon request, to beneficial owners and prospective investors a copy of all of the information and reports referred to in clauses (i) and (ii) below within 15 days after such information would be required to be filed with the SEC (whether or not the Company is required to file such information):
     (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including (1) a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (2) with respect to the annual information only, a report on the annual financial statements by the Company’s independent registered public accountants; and
     (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports;
     provided that if the Company files such reports electronically with the SEC’s Electronic Data Gathering Analysis and Retrieval System (or any successor system) within such time periods, the Company shall not be required to furnish such reports to beneficial owners and prospective investors as specified above.
          (b) The Company and the Guarantors shall, for so long as any Notes remain outstanding, furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Section 4.04. Compliance Certificate.
          (a) The Company and each Guarantor (to the extent that the Company or such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action, if any, the Company is taking or proposes to take with respect thereto).

          (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, upon becoming aware of any Default or Event of Default, an Officers Certificate specifying such Default or Event of Default, and in any event, no later than 5 Business Days after so becoming aware.
Section 4.05. Taxes.
          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, any taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes including, but not limited to, any present or future stamp, documentary, property, intangible, mortgage recording or similar taxes, charges or levies that arise from the execution, delivery or registration of, performance under, or otherwise with respect to the Mortgages.
Section 4.06. Stay, Extension and Usury Laws.
     The Company and each of the Guarantors covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07. Restricted Payments.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (i) declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment on account of such Equity Interests in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Company or (y) to the Company or a Restricted Subsidiary of the Company);
     (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries), in whole or in part, any Equity Interests of the Company or any Restricted Subsidiary thereof held by Persons other than the Company or any of its Restricted Subsidiaries;

     (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Note Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or
     (iv) make any Restricted Investment;
(all such payments and other actions set forth in Sections 4.07(a)(i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
     (A) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
     (B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); and
     (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by subclauses 4.07(b)(ii), (iii), (iv), (v), (vii), (viii) and (x) below) is less than the sum, without duplication, of:
     (1) the Consolidated Cash Flow of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter during which the Issue Date falls to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment less 2.0 times the Fixed Charges of the Company for the same period, plus
     (2) 100% of the aggregate net proceeds received by the Company (including the Fair Market Value of any Permitted Business acquired in a stock transaction) since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock or Equity Interests issued or sold to a Subsidiary of the Company or Equity Interests issued or sold to an employee stock option plan or a trust established by the Company or its Subsidiaries for the benefit of their employees), plus
     (3) 100% of the aggregate amount by which Indebtedness or Disqualified Stock issued by the Company or Indebtedness or Preferred Stock issued by any Restricted Subsidiary is reduced on the Company’s consolidated balance sheet upon the conversion or exchange into Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of assets, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), in each case to a party other than the Company or one of its Restricted Subsidiaries, plus

     (4) 100% of the aggregate amount received in cash and the Fair Market Value of property and marketable securities received by means of (x) the sale or other disposition (other than to the Company or its Restricted Subsidiaries) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by the Company or its Restricted Subsidiaries or (y) the sale (other than to the Company or its Restricted Subsidiaries) of the Capital Stock of an Unrestricted Subsidiary or any dividend or other distribution from an Unrestricted Subsidiary; plus
     (5) to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation.
          (b) So long as (except with respect to subclauses (i), (ii), (iii), (iv), (v), (vii), (viii), (x) and (xi) of this Section 4.07(b)) no Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit:
     (i) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;
     (ii) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the sale after the Issue Date (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the contribution of common equity capital to the Company; provided, that such Restricted Payment is made within 60 days after the receipt by the Company or a Restricted Subsidiary of the net cash proceeds from such sale or contribution, as the case may be; provided further that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from Section 4.07(a)(C)(2) hereof;
     (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Company that is subordinated to the Notes, or Indebtedness of any Guarantor that is subordinated to such Guarantor’s Note Guarantee, in each case, in exchange for or with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness;

     (iv) the repurchase, purchase, redemption or other acquisition or retirement for value of, any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or future member of the Company’s (or any of its Restricted Subsidiaries’) management, directors or employees pursuant to any management equity subscription agreement, stock option agreement or similar agreement or upon the death, disability or termination of employment of such directors, officers or employees; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any fiscal year (with unused amounts carried over to succeeding years subject to a maximum of $2.0 million in any fiscal year); provided further, that such amount in any fiscal year may be increased by an amount equal to the net cash proceeds from the sale of Equity Interests of the Company to current or future member of management, directors or employees that occurs after the Issue Date (provided that the amount of any such net cash proceeds shall be excluded from Section 4.07(a)(C)(2) hereof);
     (v) payment of ordinary dividends on Disqualified Stock issued after the Issue Date pursuant to the terms thereof as in effect on the date of issuance; provided, that such Disqualified Stock was issued in accordance with Section 4.09 of this Indenture and such dividends are included in Fixed Charges;
     (vi) the making of other Restricted Payments in an aggregate amount not to exceed $10.0 million since the Issue Date;
     (vii) repurchases of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Equity Interests represents a portion of the exercise price thereof;
     (viii) the repurchase, redemption or other acquisition for value of Equity Interests of the Company or any direct or indirect parent representing solely fractional shares of such Equity Interests in connection with a merger, consolidation, amalgamation or other combination involving the Company or any direct or indirect parent;
     (ix) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness that is subordinated to the Notes or the Note Guarantees (i) at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to those set forth in Section 4.14 hereof or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to those set forth in Section 4.10 hereof; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Sale Offer, as applicable, as provided in Section 4.14 and Section 4.10 hereof, and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer;

     (x) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Capital Stock on a pro rata basis;
     (xi) the payment of cash dividends in respect of the Series I Convertible Preferred Stock, par value $.001, of the Company; provided, however, that the aggregate amount of all such payments shall not exceed $1.0 million in any fiscal year; and
     (xii) the purchase, redemption or other acquisition or retirement for value, in whole or in part, of shares of the Company’s Series I Convertible Preferred Stock, par value $0.01, of the Company for an aggregate consideration not to exceed $8.0 million.
          (c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.
          (d) For purposes of determining compliance with this Section 4.07, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (i) through (xii) of Section 4.07(b) hereof or is entitled to be made according to Section 4.07(a) hereof, the Company may, in its sole discretion, classify or reclassify the Restricted Payment in any manner that complies with this Section 4.07.
Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
          (a) The Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
     (i) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any of its Restricted Subsidiaries or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;
     (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or
     (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
          (b) However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:
     (i) agreements governing Existing Indebtedness or any other agreements as in effect or which come into effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, than those contained in the relevant agreement as in effect on the Issue Date, as determined by the Board of Directors of the Company in their reasonable and good faith judgment;

     (ii) the Note Documents and the Security Documents;
     (iii) applicable law, rule, regulation or order;
     (iv) any agreement or other instrument of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent the encumbrance or restriction contained in the instrument was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of an agreement or other instrument governing Indebtedness, such Indebtedness is permitted to be Incurred by Section 4.09 hereof;
     (v) customary non-assignment provisions in contracts entered into in the ordinary course of business;
     (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in Section 4.08(a)(iii) hereof;
     (vii) any agreement for the sale or other disposition of the Capital Stock or all or substantially all of the assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;
     (viii) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, as determined by the Board of Directors of the Company in their reasonable and good faith judgment;
     (ix) Liens securing Indebtedness otherwise permitted to be Incurred under Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;
     (x) agreements governing Indebtedness permitted to be Incurred pursuant to Section 4.09 hereof; provided that the terms of the agreements (1) are not materially more restrictive, taken as a whole, with respect to such encumbrances or restrictions than those in this Indenture on the Issue Date and (2) do not restrict any Restricted Subsidiaries not so restricted on the Issue Date;
     (xi) customary restrictions on the disposition or distribution of assets or property, in each case contained in any technology licenses, joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

     (xii) restrictions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business; and
     (xiii) encumbrances or restrictions under any agreement, amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (ii), (iv), (vi) or (ix) or in this clause (xiii), provided that the terms and conditions of any such encumbrances or restrictions are not materially more restrictive, taken as a whole, than those contained in the agreements being amended, modified, restated, renewed, supplemented, refunded, replaced or refinanced as determined by the Board of Directors of the Company in their reasonable and good faith judgment.
Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Debt) or issue any Disqualified Stock, and the Company shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company may Incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and a Guarantor may Incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or Preferred Stock if the Fixed Charge Coverage Ratio of the Company would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred or the Disqualified Stock or Preferred Stock had been issued, as the case may be, at the beginning of the Company’s most recently ended four full fiscal quarters for which internal financial statements are available.
          (b) Section 4.09(a) shall not prohibit any of the following (collectively, “Permitted Debt”):
     (i) the Incurrence by the Company and the Guarantors of Indebtedness and letters of credit under Credit Facilities, and guarantees relating thereto, in an aggregate principal amount at any one time outstanding under this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) not to exceed $50.0 million;
     (ii) the Incurrence of Existing Indebtedness (other than Indebtedness described under clause (iii) or (vi) of this Section 4.09(b)), including guarantees after the Issue Date of Existing Indebtedness;
     (iii) the Incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees issued under this Indenture on the Issue Date and any Notes and Note Guarantees issued in exchange therefore in accordance with the Registration Rights Agreement;

     (iv) the Incurrence by the Company or any Restricted Subsidiary of the Company of Indebtedness and Obligations represented by Capital Lease Obligations, Attributable Debt, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used or useful in the business of the Company or such Restricted Subsidiary of the Company, in an aggregate principal amount, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (iv), not to exceed the greater of (1) $20.0 million and (2) 3.5% of Total Assets at any time outstanding;
     (v) the Incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under Section 4.09(a) or Section 4.09(b)(ii), (iii), (iv), (v), (x) or (xv);
     (vi) the Incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness or the issuance of Preferred Stock between or among the Company and any of its Restricted Subsidiaries; provided, however, that:
     (A) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and
     (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness or Preferred Stock by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);
     (vii) the Incurrence by the Company or any Restricted Subsidiary of the Company of Hedging Obligations, provided that such Hedging Obligations were incurred in the ordinary course of business and not for speculative purposes;
     (viii) the guarantee by the Company or any Restricted Subsidiary of the Company of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be Incurred by another provision of this Section 4.09;
     (ix) Indebtedness and Obligations in connection with one or more standby letters of credit, guarantees, performance or surety bond or other reimbursement obligations, in each case, issued in the ordinary course of business and not in connection with the borrowing of money;
     (x) the Incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (x), not to exceed $10.0 million;

     (xi) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days following its Incurrence;
     (xii) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
     (xiii) customary indemnification, adjustment of purchase price or similar obligations, including title insurance, of the Company or any Restricted Subsidiary, in each case, Incurred in connection with the disposition of any assets of the Company or any such Restricted Subsidiary (other than guarantees Incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition) so long as the amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary thereof in connection with such disposition;
     (xiv) the Incurrence by the Company or any Restricted Subsidiary of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;
     (xv) the Incurrence by the Company or a Guarantor of Indebtedness Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment (including the acquisition of Capital Stock of a Person that becomes a Restricted Subsidiary) used in a Permitted Business, in an aggregate amount, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (xv), not to exceed $75.0 million at any one time outstanding;
     (xvi) the Incurrence by any Foreign Subsidiary of Indebtedness in an aggregate amount not to exceed $10.0 million at any one time outstanding; and
     (xvii) the Incurrence by the Company or any Restricted Subsidiary of Capital Lease Obligations Incurred on behalf or otherwise at the behest of a Qualified Customer that directly or indirectly through a similar lease arrangement with the Company pays all costs attributable thereto; provided, however, that both leases have substantially similar terms, including, but not limited to, having the same expiration date, payment and termination provisions; and provided further, however, that the Company or any Restricted Subsidiary shall immediately terminate its lease with a Qualified Customer that created the Capital Lease Obligation permitted to be Incurred pursuant to this clause (xvii) upon the termination by such Qualified Customer of its lease with the Company or such Restricted Subsidiary.

          For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness, Disqualified Stock of Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvii) of Section 4.09(b) or is entitled to be Incurred pursuant to Section 4.09(a), the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner and at any time that complies with this Section 4.09.
          (c) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated by the Company based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is Permitted Refinancing Indebtedness Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated by the Company at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.09 will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rate of currencies.
          (d) The Company shall not Incur any Indebtedness (including Permitted Debt) that is contractually subordinate in right of payment to any other Indebtedness of the Company unless such additional Indebtedness is also contractually subordinate in right of payment to the Notes on substantially identical terms. The Company shall not permit any Guarantor to Incur any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of such Guarantor unless it is contractually subordinate in right of payment to such Guarantor’s Note Guarantee on substantially identical terms. For purposes of the foregoing, no Indebtedness of the Company or any Guarantor will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor solely by reason of any Liens or guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.
Section 4.10. Asset Sales.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale of any Collateral unless:
     (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the Collateral sold or otherwise disposed of;
     (ii) the Fair Market Value is set forth in an Officers’ Certificate delivered to the Trustee;

     (iii) at least 75% of the consideration received in the Asset Sale of the Collateral by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Permitted Assets constituting Collateral or a combination thereof. For purposes of this provision, each of the following will be deemed to be cash:
     (A) any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities, liabilities that are by their terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Company or any Restricted Subsidiary of the Company) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and
     (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that within 180 days are converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and
     (iv) the consideration (to the extent they are not Excluded Assets) received from such Asset Sale is concurrently added to the Collateral securing the Notes.
          Within 365 days after the receipt of any Net Proceeds from an Asset Sale of Collateral, the Company or the applicable Restricted Subsidiary may apply those Net Proceeds:
     (i) to repay or prepay Parity Lien Debt (other than the Notes) (and, in the case of revolving loans and other similar obligations, permanently reduce the commitment thereunder) on a pro rata basis, but only up to an aggregate principal amount equal to such Net Proceeds to be used to repay Indebtedness pursuant to this clause (i) multiplied by a fraction, the numerator of which is the aggregate principal amount of such Indebtedness to be repaid, prepaid, defeased, redeemed, purchased or otherwise retired and the denominator of which is the aggregate principal amount of all Parity Lien Debt, based on amounts outstanding on the date of closing of such Asset Sale; provided that the Company uses the remaining Net Proceeds to repay Indebtedness pursuant to this clause (i) to make an offer to purchase (an “Asset Sale Offer”) from the Holders of the Notes on a pro rata basis, an aggregate principal amount of Notes equal to such remaining Net Proceeds at a purchase price equal to 100% of the principal amount thereof, plus accrued interest and Additional Interest, if any, to the payment date; or
     (ii) to make a capital expenditure on Permitted Assets constituting Collateral or acquire Permitted Assets; provided, however, that such assets are concurrently with their acquisition added to the Collateral securing the Notes;
provided that, in the case of clause (ii) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as such commitment requires that such Net Proceeds shall be applied to satisfy such commitment within 180 days of such commitment and such commitment is not terminated or abandoned. Pending the final application of any Net Proceeds, the Company may temporarily invest the Net Proceeds in any manner that is not prohibited by this Indenture.

          Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds $15.0 million, or, at the Company’s option, earlier, the Company shall make an Asset Sale Offer to all Holders of Notes and all holders of other Parity Lien Debt that may be purchased out of the Collateral Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount (or accreted value, if applicable) plus accrued and unpaid interest to the date of purchase (subject to the rights of holders of record on the relevant record date to receive interest payable on the relevant interest payment date), and shall be payable in cash. If any Collateral Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Collateral Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Parity Lien Debt tendered into such Asset Sale Offer exceeds the amount of Collateral Excess Proceeds, the Notes and such other Parity Lien Debt shall be purchased on a pro rata basis based upon the principal amount of the Notes and the other Parity Lien Debt tendered. Upon completion of each Asset Sale Offer, the amount of Collateral Excess Proceeds shall be reset at zero.
          (b) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (other than an Asset Sale of Collateral) unless:
     (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;
     (ii) the Fair Market Value is set forth in an Officers’ Certificate delivered to the Trustee; and
     (iii) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Permitted Assets or a combination thereof. For purposes of this provision, each of the following shall be deemed to be cash:
     (A) any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities, liabilities that are by their terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Company or any Restricted Subsidiary of the Company) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and
     (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that within 180 days are converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

          Within 365 days after the receipt of any Net Proceeds from an Asset Sale (other than an Asset Sale of Collateral) pursuant to Section 4.10(b) above, the Company or the applicable Restricted Subsidiary may apply those Net Proceeds:
     (i) to repay or prepay secured Indebtedness or any Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor, in each case other than Indebtedness owed to the Company or a Restricted Subsidiary of the Company and, if such Indebtedness is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto,
     (ii) to make a capital expenditure, or
     (iii) to acquire Permitted Assets.
provided that, in the case of clauses (ii) and (iii) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as such commitment requires that such Net Proceeds shall be applied to satisfy such commitment within 180 days of such commitment and such commitment is not terminated or abandoned. Pending the final application of any Net Proceeds, the Company may temporarily invest the Net Proceeds in any manner that is not prohibited by this Indenture.
          Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million or earlier at the Company’s option, the Company shall make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount (or accreted value, if applicable) plus accrued and unpaid interest to the date of purchase (subject to the rights of holders of record on the relevant record date to receive interest payable on the relevant interest payment date), and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company shall purchase the Notes and such other pari passu Indebtedness on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
Section 4.11. Transactions with Affiliates.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

     (i) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company; and
     (ii) the Company delivers to the Trustee:
     (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and (x) that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company or (y) a copy of an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; and
     (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to the Company or the relevant Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
          (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a):
     (i) any employment or consulting agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary and payments pursuant thereto and the issuance of Capital Stock of the Company (other than Disqualified Stock) to directors and employees pursuant to stock option or stock ownership plans;
     (ii) transactions between or among the Company and/or its Restricted Subsidiaries;
     (iii) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns directly, or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
     (iv) payment of reasonable and customary compensation or fees to any directors, or the execution of customary expense reimbursement, indemnification or similar arrangements with any directors and officers, of the Company or its Restricted Subsidiaries in the ordinary course of business;

     (v) sales or issuances of Equity Interests (other than Disqualified Stock) to Affiliates, directors, officers, employees or consultants of the Company;
     (vi) Permitted Investments (other than pursuant to clause (3) of the definition of Permitted Investments) and Restricted Payments that are permitted by the provisions of Section 4.07 of this Indenture; and
     (vii) transactions pursuant to written agreements entered into or assumed in connection with acquisitions of other businesses with Persons who were not Affiliates prior to such acquisitions and such transactions are approved by a majority of the Board of Directors of the Company.
Section 4.12. Liens.
          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien to secure Indebtedness, Obligations in respect thereof or trade payables, on any asset now owned or hereafter acquired, except Permitted Liens; provided that the Company and its Restricted Subsidiaries may incur Liens (in addition to Permitted Liens) securing Indebtedness on property or assets that are not Collateral if:
          (a) in the case of any Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property or assets that is senior in right of priority to such liens; and
          (b) in the case of all Liens securing other Indebtedness, the Notes are equally and ratably secured by a Lien on such property or assets.
Section 4.13. Business Activities.
          The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.
Section 4.14. Offer to Repurchase upon a Change of Control.
          (a) If a Change of Control occurs, unless the Company has previously or concurrently mailed a redemption notice with respect to all outstanding Notes as described in Section 3.07 hereof, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”). In the Change of Control Offer, the Company shall offer a payment (a “Change of Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Within 30 days following any Change of Control, the Company shall mail a notice to the Trustee and each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the change of control payment date specified in the notice (the “Change of Control Payment Date”), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in Section 3.08.

          (b) On the Change of Control Payment Date, the Company or its designated agent shall, to the extent lawful:
     (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
     (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
     (iii) deliver or cause to be delivered to the Trustee the Notes accepted for purchase together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
          (c) The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
          (d) The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
          (e) Notwithstanding anything to the contrary in this Section 4.14, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.
          (f) Notes repurchased by the Company pursuant to a Change of Control Offer shall have the status of Notes issued but not outstanding or shall be retired and canceled at the option of the Company. Notes purchased by a third party pursuant to Section 4.14(e) shall have the status of Notes issued and outstanding.
Section 4.15. Limitation on Sale and Leaseback Transactions.
          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any of its Restricted Subsidiaries may enter into a Sale and Leaseback Transaction if:
          (a) the Company or such Restricted Subsidiary, as applicable, could have (i) Incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction and (ii) Incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof;

          (b) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of that Sale and Leaseback Transaction; and
          (c) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.
Section 4.16. Designation of Restricted and Unrestricted Subsidiaries.
          (a) The Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if no Default or Event of Default would be in existence following such designation; provided that:
     (i) the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated (including any guarantee by the Company or any Restricted Subsidiary of any Indebtedness of such Subsidiary) shall be deemed to be an Investment made as of the time of the designation and that such Investment would be permitted under Section 4.07 hereof;
     (ii) any guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated shall be deemed to be an Incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under Section 4.09 hereof; and
     (iii) such Subsidiary does not hold any Liens on any property of the Company or any Restricted Subsidiary thereof;
provided, further, that such designation shall only be permitted if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
          (b) The Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:
     (i) such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period;
     (ii) all outstanding Investments owned by such Unrestricted Subsidiary shall be deemed to be made as of the time of such designation and such designation shall only be permitted if such Investments would be permitted under Section 4.07;

     (iii) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.12;
     (iv) no Default or Event of Default would be in existence following such designation; and
     (v) to the extent required under Section 4.18, such Unrestricted Subsidiary becomes a Guarantor and executes a supplemental indenture and joinder to the Security Documents and delivers an Opinion of Counsel reasonably satisfactory to the Trustee within 10 Business Days of the date on which it is designated to the effect that such supplemental indenture and Security Documents have been duly authorized, executed and delivered and constitute legal, valid and binding agreements of such Subsidiary, enforceable against such Subsidiary in accordance with their terms.
Section 4.17. Payments for Consent.
          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Section 4.18. Additional Guarantees.
          (a) If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary on or after the Issue Date, then that newly acquired or created Domestic Subsidiary shall become a Guarantor and execute a supplemental indenture and execute joinders to the Security Documents.
          (b) If any Restricted Subsidiary of the Company guarantees any Indebtedness of the Company or any Guarantor, then such Restricted Subsidiary shall promptly become a Guarantor and execute a supplemental indenture and a joinder agreement to the Security Documents providing for a Note Guarantee and deliver and Opinion of Counsel reasonably satisfactory to the Trustee that such supplemental Indenture and Security Documents have been duly authorized, executed and delivered and constitute legal, valid, binding and enforceable obligations.
          (c) Notwithstanding the preceding paragraph, any Note Guarantee shall provide by its terms that it shall be automatically and unconditionally released and discharged under the circumstances described under Section 11.05 hereof.
Section 4.19. Impairment of Security Interest.
          (a) Subject to the rights of the holders of Permitted Liens, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action, which action or omission would or could reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Collateral Trustee and the Holders of the Notes, subject to Section 10.08(a) hereof.

          (b) The Company shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders of the Notes in any material respect, except as described in the Security Documents or as permitted under Section 9.02 hereof.
Section 4.20. After-Acquired Property.
          (a) Promptly following the acquisition by the Company or any Guarantor of any After Acquired Property, the Company or such Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and Opinions of Counsel as shall be reasonably necessary to vest in the Collateral Trustee a perfected security interest in such After Acquired Property and to have such After Acquired Property added to the Collateral including, but not limited to those items set forth in Section 4.22 hereof, mutatis mutandis, and the Leasing Deliverables, where applicable, in each case, in respect of such After Acquired Property and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After Acquired Property to the same extent and with the same force and effect.
          (b) If any After Acquired Property constitutes real property, then the Company or the relevant Guarantor shall:
     (i) deliver to the Collateral Trustee copies of any environmental reports prepared with respect to the After Acquired Property promptly following the completion of such reports, and
     (ii) if reasonably requested by the Collateral Trustee with respect to After Acquired Property with a Fair Market Value on the date of acquisition of at least $5.0 million, deliver to the Collateral Trustee within 180 days following the acquisition of such After Acquired Property, Phase I environmental reports with respect to such After Acquired Property in form and substance and from professional firms reasonably acceptable to the Collateral Trustee and to the extent that any “recognized environmental conditions” are specified in such Phase I reports, cause such firms to generate and provide the Collateral Trustee with a range of most likely and worst case estimated costs relating to such recognized environmental conditions.
Except where an Event of Default has occurred and is continuing, the Collateral Trustee shall keep confidential any environmental reports delivered to the Collateral Trustee pursuant to this Section 4.20(b).
Section 4.21. Perfection of Liens Securing Collateral; Further Assurances; Insurance.
          (a) On the Issue Date, the Company and the Guarantors shall have used their reasonable best efforts to perfect the security interests created in the Security Documents in the Collateral for the benefit of the Secured Debt Representatives and holders of Secured Debt Obligations; provided, that to the extent any such security interest was not perfected by the Issue Date, the Company and the Guarantors shall use reasonable best efforts to have all security interests perfected, to the extent required by the Security Documents, promptly following the Issue Date, but in any event shall perfect such Lien no later than 60 days following the Issue Date.

          (b) The Company and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Trustee or the Collateral Trustee may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents in the Collateral. In addition, from time to time, the Company shall reasonably promptly secure the obligations under this Indenture and the Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests with respect to the Collateral. Such security interests and Liens shall be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Collateral Trustee.
          (c) The Company and each of the Guarantors shall do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Secured Debt Representatives and holders of Secured Debt Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents; provided that the Company and the Guarantors shall not be required to provide, and the Collateral Trustee shall not request, any additional Mortgages in respect of any additional real property constituting Collateral which has a Fair Market Value of less than $5.0 million.
          (d) Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, the Company and each of the Guarantors shall promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Debt Obligations.
          (e) The Company and the Guarantors shall:
     (i) keep their properties adequately insured at all times by financially sound and reputable insurers;
     (ii) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

     (iii) maintain such other insurance as may be required by law; and
     (iv) maintain such other insurance as may be required by the Security Documents.
          (f) The Collateral Trustee shall be named as an additional insured and loss payee as its interests may appear, to the extent required by the Security Documents. Upon the request of the Collateral Trustee, the Company and the Guarantors shall furnish to the Collateral Trustee full information as to their property and liability insurance carriers.
          (g) Upon reasonable request of the Collateral Trustee at any time after an Event of Default has occurred and is continuing, the Company shall, and shall cause its Restricted Subsidiaries to, (i) permit the Collateral Trustee or any advisor, auditor, consultant, attorney or representative acting for the Collateral Trustee, upon reasonable notice to the Company and during normal business hours, to visit and inspect any of the property of the Company and its Restricted Subsidiaries, to review, make extracts from and copy the books and records of the Company and its Restricted Subsidiaries relating to any such property, and to discuss any matter pertaining to any such property with the officers and employees of the Company and its Restricted Subsidiaries, and (ii) deliver to the Collateral Trustee such reports, including valuations, relating to any such property or any Lien thereon as the Collateral Trustee may reasonably request. The Company will promptly reimburse the Trustee and Collateral Trustee for all reasonable costs and expenses incurred by the Trustee or Collateral Trustee in connection therewith, including all reasonable fees and charges of any advisors, auditors, consultants, attorneys or representatives acting for the Trustee or for the Collateral Trustee.
Section 4.22. Real Estate.
          (a) On or prior to the Issue Date, or as reasonably practicable after the Issue Date, but in no event later than 60 days after the Issue Date (such time and date, the “Mortgage Closing Date”), the Issuer and the Guarantors will deliver to the Collateral Trustee, with respect to the Initial Mortgaged Property, in each case subject to Section 4.21(c), the following:
     (A) Mortgages, substantially in the form of those executed and delivered in connection with the Company’s First Lien Senior Secured Credit Agreement, dated as of July 31, 2007, among the Company, each lender from time to time party thereto, Credit Suisse, as administrative agent and collateral agent and Société Generale, as syndication agent (the “Original Financing”) (with such changes as may be reasonably satisfactory to the Collateral Trustee and its counsel to account for local law matters and the substitutions of the beneficiary or mortgagee thereunder) and otherwise in form and substance reasonably satisfactory to the Collateral Trustee (the “Initial Mortgages”);
     (B) evidence that counterparts of the Initial Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Collateral Trustee may reasonably deem necessary or reasonably desirable in order to create a valid first and subsisting Lien on the property (subject to Liens permitted under the Note Documents) described therein in favor of the Collateral Trustee for the benefit of the holders of Secured Debt Obligations and that all filing and recording taxes and fees have been paid;

     (C) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (“Mortgage Policies”) with respect to the Initial Mortgaged Property, substantially in the same form and with the same endorsements (to the extent available at customary rates) as those policies issued in connection with the Original Financing (except to the extent additional endorsements would be customarily provided for similarly situated real property) and in amounts reasonably acceptable to the Collateral Trustee, issued by First American Title Company or title insurers reasonably acceptable to the Collateral Trustee, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including endorsements for mechanics’ and materialmen’s Liens) as the Collateral Trustee may deem necessary or reasonably desirable;
     (D) to the extent required for issuance of a Mortgage Policy containing customary coverage for survey matters, American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, and dated no more than 60 days before the day of delivery of the applicable Mortgage (or as of such date as may be required by the issuer of the applicable Mortgage Policy), certified to the Collateral Trustee and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Collateral Trustee by a land surveyor duly registered and licensed in the state in which the property described in such survey is located and reasonably acceptable to the Collateral Trustee, showing all buildings and other improvements, the location of any easements noted in the Mortgage Policies, rights of way, building set-back lines and other dimensional regulations (each to the extent plottable) and the absence of encroachments, either by such improvements to or on such property, and other defects, which cannot otherwise be insured over in the Mortgage Policies, other than encroachments and other defects reasonably acceptable to the Collateral Trustee;
     (E) evidence of the insurance required by Section 4.21(e) hereof with respect to the Initial Mortgaged Property;
     (F) favorable opinions of local counsel to the Company or the respective Guarantor granting each Initial Mortgage in states in which the real property to be covered by an Initial Mortgage is located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings, each in form no less favorable, in the reasonable judgment of the Collateral Trustee, than the opinions rendered by such local counsel with respect to the Mortgages executed and delivered in connection with the Original Financing, and otherwise in form and substance reasonably satisfactory to the Collateral Trustee (including that the relevant mortgagor is validly existing and in good standing, corporate power, due authorization, execution and delivery, no conflicts and no consents); and

     (G) such other consents, agreements and confirmations of lessors and third parties as the Collateral Trustee may reasonably deem necessary, and evidence that all other actions reasonably requested by the Collateral Trustee that are necessary in order to create valid first and subsisting Liens on the property described in the Mortgage has been taken.
          (b) Notwithstanding any of the foregoing, the Company and the Guarantors shall only be required to use their commercially reasonable efforts to obtain the Leasing Deliverables related to the granting of a Mortgage with respect to leasehold interests in real property subject to this Section 4.22. If, after using such commercially reasonable efforts, the Company or a Guarantor, as the case may be, is unable to obtain the Leasing Deliverables, the leasehold interest shall be considered to be an Excluded Asset hereunder.
Section 4.23. Covenant Suspension.
          (a) Following the first day (the “Suspension Date”) that:
     (i) the Notes have an Investment Grade Rating from both of the Rating Agencies; and
     (ii) no Default or Event of Default has occurred and is continuing under this Indenture
(together, the “Suspension Conditions”), the Company and the Restricted Subsidiaries will not be subject to Sections 4.07, 4.08, 4.09, 4.10, 4.11, and 5.01(a)(iv) of this Indenture with respect to the Notes (collectively, the “Suspended Covenants”).
          (b) In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of Section 4.23(a) and, on any subsequent date (the “Reversion Date”), either or both of the Rating Agencies withdraw their ratings or downgrade their ratings assigned to the Notes below the required Investment Grade Ratings, then the Company and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants until the Suspension Conditions are again satisfied with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default under this Indenture shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. During any Suspension Period, the Company may not designate any Subsidiary as an Unrestricted Subsidiary unless the Company would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period.

          (c) On the Reversion Date, all Indebtedness Incurred during the Suspension Period shall be classified to have been Incurred pursuant to Section 4.09(a) or one of the clauses set forth in 4.09(b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Section 4.09(a) or Section 4.09(b), such Indebtedness shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.09(b)(ii). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 shall be made as though Section 4.07 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period shall reduce the amount available to be made as Restricted Payments under Section 4.07(a) and the items specified in subclauses (C)(1) through (C)(5) of Section 4.07(a) shall increase the amount available to be made under Section 4.07(a). For purposes of determining compliance with Section 4.10, the amount of Excess Proceeds and Collateral Excess Proceeds shall be deemed to be reset to zero.
ARTICLE FIVE
SUCCESSORS
Section 5.01. Merger, Consolidation or Sale of Assets.
          (a) The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
     (i) either: (a) the Company is the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;
     (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under this Indenture, the Notes and the Security Documents, in each case, pursuant to agreements reasonably satisfactory to the Trustee;
     (iii) immediately after such transaction no Default or Event of Default exists;
     (iv) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to either (A) Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) or (B) the applicable Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) would be greater than the applicable Fixed Charge Coverage Ratio of the Company immediately prior to such transaction;

     (v) each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this Section 5.01, shall have by amendment to its Note Guarantee confirmed that its Guarantee shall apply to the obligations of the Company or the surviving Person in accordance with the Notes and this Indenture; and
     (vi) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture, if any, comply with this Indenture.
          (b) For purposes of this Section 5.01, (i) paragraph (a)(iv) shall not apply to a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of the Guarantors, and (ii) a lease of all or substantially all of the Company’s property or assets in one or more related transactions shall constitute a “transfer” of such assets.
Section 5.02. Successor Corporation Substituted.
          Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company, in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise all rights and powers of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.
ARTICLE SIX
DEFAULTS AND REMEDIES
Section 6.01. Events of Default.
          (a) Each of the following is an Event of Default:
     (i) continuance for 30 days of a default in the payment when due of interest on or Additional Interest, if any, with respect to, the Notes;
     (ii) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes;
     (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 4.10, 4.14 or 5.01;

     (iv) failure by the Company or any of its Restricted Subsidiaries to comply with any of the other agreements in this Indenture or the Security Documents for 60 days after written notice has been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% of the outstanding principal amount of the Notes;
     (v) default under any other mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) (other than Indebtedness owed to the Company or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:
     (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the applicable grace or cure period provided in such Indebtedness on the date of such default (a “Payment Default”); or
     (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default which remains outstanding or the maturity of which has been so accelerated, aggregates $15.0 million or more, provided that if any such default is cured or waived or any such acceleration is rescinded, or such Indebtedness is repaid, within a period of 20 days from the continuation of such default beyond the applicable grace or cure period or the occurrence of such acceleration, as the case may be, such Event of Default under this Indenture and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;
     (vi) failure by the Company or any of its Restricted Subsidiaries to pay final non-appealable judgments (to the extent not paid or covered by insurance provided by a reputable carrier) aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;
     (vii) any security interest and Lien purported to be created by any Security Document with respect to any Collateral having, individually or in the aggregate, a Fair Market Value in excess of $15.0 million (a) ceases to be in full force and effect, (b) ceases to give the Collateral Trustee, for the benefit of the Holders of the Notes, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected first-priority security interest in and Lien on, all of the Collateral thereunder) in favor of the Collateral Trustee, or (c) is asserted by the Company or any other Guarantor not to be, a valid, perfected, first priority (except as otherwise expressly provided in the Indenture or the Collateral Trust Agreement) security interest in or Lien on the Collateral covered thereby;

     (viii) except as permitted by this Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Company or any of its Restricted Subsidiaries, or any Person acting on behalf of the Company or any of its Subsidiaries, shall deny or disaffirm its obligations under its Note Guarantee;
     (ix) the Company, any of its Significant Subsidiaries or any of its Restricted Subsidiaries that together constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:
     (A) commences a voluntary case,
     (B) consents to the entry of an order for relief against it in an involuntary case,
     (C) makes a general assignment for the benefit of its creditors, or
     (D) generally is not paying its debts as they become due; and
     (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company, any of its Significant Subsidiaries or any of its Restricted Subsidiaries that together constitute a Significant Subsidiary, in an involuntary case,
     (B) appoints a custodian of the Company, any of its Significant Subsidiaries or any of its Restricted Subsidiaries that together constitute a Significant Subsidiary or for all or substantially all of the property of the Company, any of its Significant Subsidiaries or any of its Restricted Subsidiaries that together constitute a Significant Subsidiary, or
     (C) orders the liquidation of the Company, any of its Significant Subsidiaries or any of its Restricted Subsidiaries that together constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days.
Section 6.02. Acceleration.
          (a) In the case of an Event of Default specified in Section 6.01(a)(ix) or Section 6.01(a)(x) hereof, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default. Upon receipt of any such declaration by the Company, the Notes shall become due and payable immediately. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind and annul an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03. Other Remedies.
          (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest, and Additional Interest, if any, with respect to, the Notes or to enforce the performance of any provision of the Notes or this Indenture.
          (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04. Waiver of Past Defaults.
          The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of interest or Additional Interest, if any, on, premium, if any, or the principal of, the Notes.
          (a) The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to any such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This Section 6.04 and Section 9.02 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05. Control by Majority.
          The Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06. Limitation on Suits.
          (a) A Holder of Notes may not pursue any remedy with respect to this Indenture, the Security Documents or the Notes unless:
     (i) the Holder gives the Trustee written notice of a continuing Event of Default;
     (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;
     (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;
     (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
     (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.
     Such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or Additional Interest, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of such Holder.
          (b) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07. Rights of Holders of Notes to Receive Payment.
          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest on, and Additional Interest, if any, with respect to, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08. Collection Suit by Trustee.
          If an Event of Default specified in Section 6.01(a)(i) or (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest, and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and Additional Interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.
          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10. Priorities.
          (a) If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities Incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Additional Interest, if any, respectively; and
     Third: the balance, if any, to the Company or to such party as a court of competent jurisdiction shall direct.
          (b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.
ARTICLE SEVEN
TRUSTEE
Section 7.01. Duties of Trustee. Except to the extent, if any, provided otherwise in the TIA:
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) Except during the continuance of an Event of Default:
     (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraph (b) of this Section;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.
          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02. Certain Rights of Trustee.
          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the discretion or the rights or powers conferred upon it by this Indenture.
          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 13.02 hereof, and such notice references the Notes.
          (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
          (j) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
Section 7.03. Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04. [RESERVED].
Section 7.05. Notice of Defaults.
          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall deliver to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to the payment of principal, premium, if any, or interest or Additional Interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.
          (a) Within 60 days after each December 31 beginning with the December 31 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall deliver to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).
          (b) A copy of each report at the time of its delivery to the Holders of Notes shall be delivered to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange or any delisting thereof.
Section 7.07. Compensation and Indemnity.
          (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
          (b) The Company shall indemnify the Trustee for, and hold it harmless against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.
          (c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.
          (d) To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.
          (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(ix) or (x) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08. Replacement of Trustee.
          (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
          (b) The Trustee may resign by notifying the Company in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee upon 30 days notice by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
     (i) the Trustee fails to comply with Section 7.10 hereof;
     (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (iii) a custodian or public officer takes charge of the Trustee or its property; or
     (iv) the Trustee becomes incapable of acting.
          (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
          (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.
          (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid (including, but not limited to, the fees and expenses of counsel to the Trustee) and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, Etc.
          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.
Section 7.10. Eligibility; Disqualification.
          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $150.0 million as set forth in its most recent published annual report of condition.
          This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
Section 7.11. Preferential Collection of Claims Against Company.
          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).
Section 7.12. No Representation by Trustee.
          The recitals and statements contained herein (except the name, address and jurisdiction of organization of the Trustee) and in the Notes (other than the Trustee’s authentication of the Notes) shall be taken as the recitals of and statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible for and makes no representations as to the validity or sufficiency of this Indenture or of the Notes (except the Trustee’s certificates of authentication thereof). The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. The Trustee shall have no duty to ascertain or inquire as to the performance of the Company’s covenants in Article Four hereof or otherwise established by the terms of the Notes.
ARTICLE EIGHT
DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.
          The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02. Legal Defeasance and Discharge.
          Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute instruments in form and substance reasonably satisfactory to the Trustee acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article Two concerning issuing temporary Notes, registration of Notes, replacing mutilated, destroyed, lost or stolen Notes and the Company’s obligations under Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including, but not limited to, those set forth in Article VII hereof) and the Company’s and the Guarantors’ obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03. Covenant Defeasance.
          Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09 (including the incorporation thereof into Section 5.01(a)(iv)), 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21 and 4.22 hereof and clauses (iv) and (v) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(iii) (except a Default under any clause of Section 5.01(a) other than clause (iv) or (v)), (iv), (v), (vi), (vii) and (viii) (solely in the case of (viii) with respect to Significant Subsidiaries or Restricted Subsidiaries that together constitute a Significant Subsidiary) shall not constitute Events of Default.

Section 8.04. Conditions to Legal or Covenant Defeasance.
          (a) The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:
     (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants in the United States, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;
     (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);
     (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;
     (vi) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

     (vii) if the Notes are to be redeemed prior to their Stated Maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and
     (viii) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.
Section 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
          (a) Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
          (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
          (c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06. Repayment to the Company.
          Subject to applicable escheat laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07. Reinstatement.
          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof and, in the case of a Legal Defeasance, the Guarantors’ obligations under their respective Note Guarantees shall be revised and reinstated as though no deposit had occurred pursuant to Section 8.02 hereof, in each case until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
Section 8.08. Survival of Rights.
          Notwithstanding the defeasance of the obligations under this Indenture, whether by Legal Defeasance or by Covenant Defeasance, any obligations of the Company under Section 8.05(b) and immunities of the Trustee under this Indenture (including, but not limited to, the immunities set forth in Article VII hereof) shall survive.
ARTICLE NINE
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01. Without Consent of Holders of Notes.
          (a) Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees without the consent of any Holder of a Note:
     (i) to cure any ambiguity, defect or inconsistency;
     (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (iii) to provide for the assumption of the Company’s and each Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

     (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;
     (v) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
     (vi) to evidence and provide for the acceptance of appointment of a successor Trustee;
     (vii) to provide for the issuance of Additional Notes in accordance with this Indenture;
     (viii) to conform the text of this Indenture, the Note Guarantees or the Notes to any provision of the “Description of the Notes” in the Offering Circular to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees or the Notes;
     (ix) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that such amendment does not adversely affect the rights of Holders of Notes to transfer Notes; or
     (x) to comply with the provisions of Section 4.18 hereof.
          (b) The Security Documents may be amended as described in the Collateral Trust Agreement.
          (c) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of any documents requested under Section 7.02(b) hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02. With Consent of Holders of Notes.
          (a) Except as provided in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

          (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.
          (c) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement to this Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee shall join with the Company in the execution of such amendment or supplement unless such amendment or supplement directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.
          (d) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
          (e) After an amendment, supplement or waiver under this Section becomes effective, the Company shall deliver to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.
          However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):
     (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than the provisions of Sections 4.10 and 4.14 hereof);
     (iii) reduce the rate of, or change the time for payment for, interest on any Note;

     (iv) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
     (v) make any Note payable in currency other than U.S. dollars;
     (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;
     (vii) waive a redemption payment with respect to any Note (other than a payment required by the provisions relating to repurchases of Notes at the option of Holders pursuant to Sections 4.10 and 4.14 hereof);
     (viii) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;
     (ix) contractually subordinate in right of payment the Notes or any Note Guarantee to any other Indebtedness;
     (x) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;
     (xi) amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with Section 4.10 hereof after the obligation to make such Asset Sale Offer has arisen, or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the Section 4.14 hereof after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto; or
     (xii) make any change in the preceding amendment and waiver provisions.
          In addition, any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of (i) releasing all or substantially all of the Collateral from the Liens securing the Notes or (ii) making any changes to the priority of the Liens created under the Security Documents that would adversely affect the Holders of the Notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.
Section 9.03. Compliance with Trust Indenture Act.
          Every amendment or supplement to this Indenture or the Notes shall be set forth in a document that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.
          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.05. Notation on or Exchange of Notes.
          (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
          (b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06. Trustee to Sign Amendments, Etc.
          The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Company may not sign an amendment or supplemental Indenture or Note until its Board of Directors approves it. In executing any amendment or supplement or Note, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture, and the Trustee shall be entitled to receive (i) a copy of any Board Resolution passed pursuant to this Section 9.06, and (ii) evidence of any consent of the Holders provided in accordance with Section 9.02.
ARTICLE TEN
COLLATERAL AND SECURITY
Section 10.01. Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt.
          (a) Notwithstanding:
     (i) anything contained in the Collateral Trust Agreement or in any other Security Documents;
     (ii) the time of incurrence of any Series of Parity Lien Debt;
     (iii) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt;

     (iv) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Parity Lien upon any Collateral;
     (v) the time of taking possession or control over any Collateral;
     (vi) that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or
     (vii) the rules for determining priority under any law governing relative priorities of Liens, all Parity Liens granted at any time by the Company or any Guarantor shall secure, equally and ratably, all present and future Parity Lien Obligations.
          (b) Section 10.01(a) above is intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens.
Section 10.02. Ranking of Parity Liens.
          (a) The Company shall, and shall cause each Restricted Subsidiary to, ensure that the Junior Lien Documents, if any, provide that, notwithstanding:
     (i) anything to the contrary contained in the Security Documents;
     (ii) the time of incurrence of any Series of Parity Lien Debt;
     (iii) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt;
     (iv) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral;
     (v) the time of taking possession or control over any Collateral;
     (vi) that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or
     (vii) the rules for determining priority under any law governing relative priorities of Liens, all Junior Liens at any time granted by the Company or any Guarantor shall be subject and subordinate to all Parity Liens securing Parity Lien Obligations.
          (b) All Junior Lien Documents, if any, shall provide that the provisions described in Section 10.02(a) above are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens.

Section 10.03. Relative Rights.
          The Company shall, and shall cause each Restricted Subsidiary to, ensure that nothing in any Junior Lien Document will:
     (i) impair, as between the Company and the Holders of the Notes, the obligation of the Company to pay principal, premium or Additional Interest, if any, and interest on the Notes in accordance with their terms or any other obligation of the Company or any Guarantor under the Indenture;
     (ii) affect the relative rights of Holders of Notes as against any other creditors of the Company or any Guarantor (other than holders of Junior Liens or other Parity Liens);
     (iii) restrict the right of any Holder of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by provisions of the Collateral Trust Agreement);
     (iv) restrict or prevent any Holder of Notes or holder of other Parity Lien Obligations, the Collateral Trustee or any other Person from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the provisions of the Collateral Trust Agreement; or
     (v) restrict or prevent any Holder of Notes or holder of other Parity Lien Obligations, the Trustee, the Collateral Trustee or any other Person from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by the provisions of the Collateral Trust Agreement.
Section 10.04. Security Documents.
          The due and punctual payment of the principal of, premium on, if any, and interest (including any Additional Interest) on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest (to the extent permitted by law), on the Notes and performance of all other Obligations of the Company and the Guarantors to the Holders of Notes or the Trustee under this Indenture and the Notes (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, are secured as provided in the Security Agreement and the Collateral Trust Agreement, which the Company and the Guarantors have entered into simultaneously with the execution of this Indenture and which are attached hereto as Exhibits F and G, respectively. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Agreement and Collateral Trust Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Trustee and/or the Trustee (as the case may be) to enter into the Security Agreement, the

Collateral Trust Agreement and any other Security Document and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company and the Guarantors will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Security Agreement and Collateral Trust Agreement, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Agreement or the Collateral Trust Agreement, to assure and confirm to the Trustee and the Collateral Trustee the security interest in the Collateral contemplated hereby, by the Security Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. Subject to the terms of the Security Agreement, the Company will take, and will cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Security Agreement to create and maintain, as security for the Obligations of the Company and the Guarantors hereunder, a valid and enforceable perfected Lien in and on all the Collateral, in favor of the Collateral Trustee for the benefit of the Holders of Notes and future permitted Parity Lien Obligations, superior to and prior to the rights of all third Persons and subject to no other Liens other than Permitted Liens.
Section 10.05. Recording and Opinions.
          The Company shall comply with the provisions of TIA §314(b) (including, without limitation, the provision of an initial and annual Opinion of Counsel under TIA §314(b)); provided that the Company shall not be required to comply with TIA §314(b)(i) until this Indenture is qualified pursuant to the TIA. Following such qualification, to the extent the Company is required to furnish to the Trustee an Opinion of Counsel pursuant to TIA §314(b)(2), the Company shall furnish such opinion not more than 60 but not less than 30 days prior to each December 31.
Section 10.06. Release of Collateral.
          (a) The Collateral Trustee’s Liens upon the Collateral will no longer secure the Notes and Note Guarantees outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Liens on the Collateral will terminate and be discharged:
     (i) upon satisfaction and discharge of this Indenture in accordance with the provisions set forth in Article Twelve hereof;
     (ii) upon a Legal Defeasance or Covenant Defeasance of the Notes in accordance with the provisions set forth in Article Eight hereof;
     (iii) upon payment in full of the Notes and all other Note Obligations that are outstanding, due and payable at the time the Notes are paid in full;
     (iv) in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions set forth in Article Nine hereof, and upon delivery of instructions and any other documentation, in each case as required by this Indenture and the Security Documents, in a form satisfactory to the Collateral Trustee;

     (v) as to the Capital Stock of any Restricted Subsidiary, if the Company designates that Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or
     (vi) as to the Capital Stock of any Subsidiary, if securing the Notes with the Capital Stock of such Subsidiary as provided by the Security Documents would give rise to an obligation of the Company to prepare audited financial statements of such Subsidiary in order to comply with Regulation S-X, but only if such obligation did not arise as a result of the transfer of assets to such Subsidiary, the transfer of assets to another Subsidiary or any recapitalization of any Subsidiary by the Company or any of its Subsidiaries.
          (b) To the extent applicable, the Company will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefore of any property or securities to be subjected to the Lien created by the Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an Officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this Section 10.06(b), the Company shall not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to released Collateral.
          (c) To the extent applicable, the Company shall furnish to the Trustee and the Collateral Trustee, prior to each proposed release of Collateral pursuant to the Security Documents:
     (i) all documents required by TIA §314(d); and
     (ii) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA §314(d).
Section 10.07. [RESERVED].
Section 10.08. Disposition of Collateral Without Release.
          (a) Notwithstanding Sections 10.06 hereof relating to releases of Collateral or the provisions of the Collateral Trust Agreement relating to the release of the Collateral, but subject to the other provisions of this Indenture, the Company and the Guarantors may, among other things, without any release or consent by the Collateral Trustee or the Trustee, conduct ordinary course activities with respect to the Collateral, which do not individually or in the aggregate materially adversely affect the value of the Collateral.

          (b) The Company shall deliver to the Trustee and to the Collateral Trustee, within 60 calendar days following the end of each six month period ending on March 31 or September 30 of any year, an Officers’ Certificate to the effect that all releases and withdrawals during the preceding six-month period in which no release or consent of the Trustee or Collateral Trustee was obtained were in the ordinary course of the Company’s and the Guarantors’ business and that the net proceeds thereof, if any, were used as permitted by this Indenture and the Security Documents.
Section 10.09. Authorization of Actions to Be Taken by the Trustee Under the Security Documents.
          (a) Subject to the provisions of the Security Documents, the Trustee may (but without any obligation to do so), in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Trustee to, take all actions it deems necessary or appropriate in order to:
     (i) enforce any of the terms of the Security Agreement; and
     (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder.
          (b) The Trustee will have power (but without any obligation) to direct, on behalf of the Holders of the Notes, the Collateral Trustee to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).
Section 10.10. Authorization of Receipt of Funds by the Trustee under the Security Agreement.
          The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Security Agreement and the Collateral Trust Agreement, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.
Section 10.11. Lien Sharing and Priority Confirmation.
          The Trustee agrees for itself and on behalf of the Holders of the Notes, and by holding Notes each such Holder shall be deemed to agree:
          (a) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and each existing and future Parity Lien Representative, that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of the Indenture, the Notes and the Note Guarantees, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

          (b) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Series of Junior Lien Debt, and each existing and future Parity Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of the Indenture, the Notes and the Note Guarantees are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from enforcement of Parity Liens;
          (c) to consent to and direct the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other security documents in respect of the Indenture, the Notes and the Note Guarantees.
Section 10.12. Voting.
          In connection with any matter under the Collateral Trust Agreement requiring a vote of holders of Secured Debt Obligations, the Holders shall cast their votes in accordance with this Indenture. The amount of the Notes to be voted by the Holders will equal the aggregate outstanding principal amount of the Notes. Following and in accordance with the outcome of the applicable vote under this Indenture, the Trustee shall vote the total amount of the Notes as a block in respect of any vote under the Collateral Trust Agreement.
Section 10.13. [RESERVED].
Section 10.14. Limitation on Duty of Trustee in Respect of Collateral; Indemnification.
          (a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.
          (b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Collateral Trust Agreement or the Security Documents by the Company, the Guarantors, the Secured Debt Representatives or the Collateral Trustee.

Section 10.15. Collateral Trustee a Third Party Beneficiary.
          (b) This Section 10 is intended for the benefit of, and shall be enforceable as a third party beneficiary by, the Collateral Trustee as holder of Parity Liens.
ARTICLE ELEVEN
NOTE GUARANTEES
Section 11.01. Guarantee.
          (a) Subject to this Article Eleven, each of the Guarantors hereby, jointly and severally, and fully and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of, this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
          (b) The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06 hereof, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
          (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
Section 11.02. Limitation on Guarantor Liability.
          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to such Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Eleven, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
Section 11.03. Execution and Delivery of Note Guarantee.
          (a) To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by its President, its Chief Financial Officer, one of its Senior Vice Presidents, one of its Vice Presidents or one of its Assistant Vice Presidents.
          (b) Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.
          (c) If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.

          (d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
          (e) If required by Section 4.18 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Note Guarantees in accordance with Section 4.18 hereof and this Article Eleven, to the extent applicable.
Section 11.04. Guarantors May Consolidate, Etc., on Certain Terms.
          (a) A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:
     (i) immediately after giving effect to that transaction, no Default or Event of Default exists; and
     (ii) either:
     (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture and its Guarantee pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or
     (B) the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of Section 4.10 hereof.
          (b) In case of any such consolidation, merger, sale or conveyance governed by Section 11.04(a)(ii)(A), upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
Section 11.05. Release of a Guarantor.
          (a) The Note Guarantee of a Guarantor (and the security interest in the Collateral owned by such Guarantor) will be released:
     (i) in connection with any sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock of a Guarantor following which such Guarantor is no longer a Restricted Subsidiary of the Company, if the sale, disposition, exchange or other transfer complies with the provisions of Section 4.10 hereof;

     (ii) if the Company designates that Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of Section 4.16 hereof;
     (iii) upon the release or discharge of the guarantee which resulted in the creation of its Note Guarantee pursuant to the provisions of Section 4.18 hereof; except a discharge or release by or as a result of a payment under such guarantee; or
     (iv) upon the exercise of the Company of its Legal Defeasance or Covenant Defeasance option as set forth in Article Eight hereof.
          (b) Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of a Guarantor under this Section 11.05 have been met, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Note Guarantee.
          (c) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest and Additional Interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Eleven.
ARTICLE TWELVE
SATISFACTION AND DISCHARGE
Section 12.01. Satisfaction and Discharge.
          (a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued thereunder, when:
     (i) either:
     (A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or
     (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient (without consideration of any reinvestment of interest) to pay and discharge the principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

     (C) no Default or Event of Default has occurred and is continuing on the date of the deposit referred to in Section 12.01(a)(i)(B) or shall occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;
     (ii) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
     (iii) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
          (b) In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
          (c) Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of Section 12.01(a)(i), the provisions of Section 12.02 and Section 8.06 shall survive. In addition, nothing in this Section 12.01 shall be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 12.02. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
          All money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
          If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Company has made any payment of principal of, premium or Additional Interest, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE THIRTEEN
MISCELLANEOUS
Section 13.01. Trust Indenture Act Controls.
          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.
Section 13.02. Notices.
          (a) Any notice or communication by the Company or any Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company or any Guarantor:

Terremark Worldwide, Inc.
One Biscayne Tower
2 South Biscayne Boulevard, Suite 2800
Miami, FL 33131
Facsimile: 305-250-4244
Attention: Chief Legal Officer

With copies to:

Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, FL 33131
Facsimile: 305-961-5676
Attention: Jaret L. Davis, Esq.

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
10161 Centurion Parkway North
2nd Floor
Jacksonville, Florida 32256
Attention: Geraldine Creswell
          (b) The Company the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          (c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
          (d) Any notice or communication to a Holder shall be delivered by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so delivered to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
          (e) If a notice or communication is delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
          (f) If the Company delivers a notice or communication to Holders, it shall deliver a copy to the Trustee and each Agent at the same time.
Section 13.03. Communication by Holders of Notes with Other Holders of Notes.
          Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to its rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 13.04. Certificate and Opinion as to Conditions Precedent.
          (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
     (i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 13.05. Statements Required in Certificate or Opinion.
          (a) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:
     (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 13.06. Rules by Trustee and Agents.
          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders.
          No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.
Section 13.08. Governing Law.
          THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.
Section 13.09. Waiver of Jury Trial.
          EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE NOTE GUARANTEES.
Section 13.10. Consent to Jurisdiction.
          Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.

Section 13.11. No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 13.12. Successors.
          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.04. The provisions of this Indenture hereof referring to the Collateral Trustee shall inure to the benefit of the Collateral Trustee.
Section 13.13. Severability.
          In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 13.14. Counterpart Originals.
          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 13.15. Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 13.15.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
          (c) Notwithstanding anything to the contrary contained in this Section 13.15, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04 hereof.
          (d) If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA § 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be the later of the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 hereof and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.
          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
          (f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 13.16. Table of Contents, Headings, Etc.
          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 13.17. USA Patriot Act.
          The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act, the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they will provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.
Section 13.18. Force Majeure.
          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
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SIGNATURES

Very truly yours, Terremark Worldwide, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

NAP of the Capital Region LLC
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

NAP West, LLC
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Park West Telecommunications Investors, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Spectrum Telecommunications Corp.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

TECOTA Services Corp.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Technology Center of the Americas, LLC
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Terremark Europe, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Terremark Federal Group Inc.
By:	/s/ Nelson Fonseca
	Name:	Nelson Fonseca
	Title:	Chief Financial Officer

Terremark Financial Services, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Terremark Fortune House #1, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Terremark Latin America, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Terremark Management Services, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Terremark North America, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Terremark Realty, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Terremark Technology Contractors, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Terremark Trademark Holdings, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

TerreNAP Data Centers, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

TerreNAP Services, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

The Bank of New York Mellon Trust Company, N.A. as Trustee
By:	/s/ Christie Leppert
	Name:	Christie Leppert
	Title:	Assistant Vice President

EXHIBIT A
[Face of Note]
     [Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]
     [Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]
     [Insert the Regulation S Legend, if applicable, pursuant to the provisions of the Indenture]
     [Insert the OID Legend, if applicable, pursuant to the provisions of the Indenture]

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CUSIP [                    ]
ISIN [                              ]1
[RULE 144A][REGULATION S][IAI] GLOBAL NOTE
12% Senior Secured Notes due 2017

No.	[$ ]
TERREMARK WORLDWIDE, INC.
promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                                          United States Dollars] on June 15, 2017.
Interest Payment Dates: June 15 and December 15
Record Dates: June 1 and December 1
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[1]	Rule 144A Note CUSIP:881448AG9 Regulation S Note CUSIP: U88130AA4 Regulation S Note ISIN:USU88130AA41 IAI Note CUSIP:881448AJ3 IAI Note ISIN:US881448AJ36

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     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

TERREMARK WORLDWIDE, INC.
By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

(Trustee’s Certificate of Authentication)
This is one of the 12% Senior Secured Notes due 2017 described in the within-mentioned Indenture.
Dated:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee
By:
     Authorized Signatory

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[Reverse Side of Note]
TERREMARK WORLDWIDE, INC.

12% Senior Secured Notes due 2017
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. Interest. The Company promises to pay interest on the principal amount of this Note at 12% per annum from the date hereof until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Company shall pay interest and Additional Interest, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be December 15, 2009. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
     2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and to any Holder of Notes which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.
     3. Paying Agent and Registrar. Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

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     4. Indenture. The Company issued the Notes under an Indenture dated as of June 24, 2009 (“Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.
     5. Optional Redemption. (a) Except as set forth in subparagraphs (b) and (c) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to June 15, 2013. On or after June 15, 2013, the Company may redeem all or a part of the Notes on any one or more occasions, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below plus accrued and unpaid interest (and Additional Interest, if any) on the Notes redeemed, to the applicable redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on June 15 of each of the years indicated below:

Year	Percentage
2013	106.000%
2014	103.000%
2015 and thereafter	100.000%
          (b) At any time prior to June 15, 2012, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued hereunder at a redemption price of 112.000% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that:
     (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or any of its Subsidiaries); and
     (2) the redemption occurs within 120 days of the date of the closing of such Equity Offering.
          (c) At any time prior to June 15, 2013, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the applicable redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

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     6. Repurchase at Option of Holder. (a) If a Change of Control occurs, each Holder of the Notes shall have the right to require the Issuer to repurchase all or any part (equal to $2,000 or in integral multiples of $1,000 in excess thereof) of that Holder’s Notes (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to not less than 101.000% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control). The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.
          (b) In accordance with Section 4.10 of the Indenture, the Issuer will be required to offer to purchase the Notes upon certain asset sales.
     7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. Transfer may be restricted as provided in the Indenture.
     8. Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.
     9. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency, or to make any change that does not adversely affect the legal rights under the Indenture of any such Holder.
     10. Defaults and Remedies. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiaries or any of its Restricted Subsidiaries that together constitute a Significant Subsidiary, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and the Security Documents. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, interest or Additional Interest, if any) if it determines that withholding notice is in their interest. Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind and annul a declaration of acceleration pursuant to Section 6.02 of the Indenture, and its consequences, and waive any related existing Default or Event of Default (except a continuing Default or Event of Default in the payment of interest or Additional Interest, if any, premium, if any, or on the principal of the Notes) if certain conditions are satisfied.

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     11. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     12. No Recourse Against Others. No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     13. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     14. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of June 24, 2009, between the Company, the Guarantors and the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of Additional Notes (the “Registration Rights Agreement”).
     15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     16. Guarantee. The Company’s obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

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     17. Collateral. The obligations of the Company and the Guarantors under the Indenture, the Notes and the Note Guarantees are secured by a Lien on the Collateral pursuant to the Security Documents.
     18. Copies of Documents. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
Terremark Worldwide, Inc.
One Biscayne Tower
2 South Biscayne Blvd., Suite 2800
Miami, FL 33131
Attn: Chief Legal Officer

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Assignment Form
     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:	(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
     Date:

Your Signature: ___________________________________ (Sign exactly as your name appears on the face of this Note)

     Signature Guarantee*:
*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:
☐ Section 4.10                      ☐ Section 4.14
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$
Date:
     Your Signature:
(Sign exactly as your name appears on the face of this Note)
     Tax Identification No.:
Signature Guarantee*:
*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount at
	Amount of Decrease in	Amount of Increase in	Maturity	Signature of
	Principal Amount at	Principal Amount at	of this Global Note	Authorized Officer
	Maturity	Maturity	Following such	of Trustee or
Date of Exchange	of this Global Note	of this Global Note	decrease (or increase)	Note Custodian

A1-11

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Terremark Worldwide, Inc.
One Biscayne Tower
2 South Biscayne Blvd., Suite 2800
Miami, FL 33131
Attn: Chief Legal Officer
The Bank of New York Mellon Trust Company, N.A.
10161 Centurion Parkway North
2nd Floor
Jacksonville, Florida 32256
Attn: Geraldine Creswell
     Re: 12% Senior Secured Notes due 2017
     Reference is hereby made to the Indenture, dated as of June 24, 2009 (the “Indenture”), among Terremark Worldwide, Inc., a Delaware corporation (the “Company”), the Guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Indenture.
                                    (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $                     in such Note[s] or interests (the “Transfer”), to                                (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
     ☐ 1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     ☐ 2. Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note, or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
     ☐ 3. Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     ☐ (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
     ☐ (b) such Transfer is being effected to the Company or a subsidiary thereof; or
     ☐ (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or
     ☐ (d) such Transfer is being effected to an Institutional Accredited Investor in a minimum principal amount of $250,000 and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

     4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
     ☐ (a) Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     ☐ (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted Global Note or a Restricted Definitive Note, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     ☐ (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER
1. The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (A) OR (B)]

☐	(A)	A BENEFICIAL INTEREST IN THE:

	(i)	144A Global Note (CUSIP [ ]); or

	(ii)	Regulation S Global Note (CUSIP [ ]); or

	(iii)	IAI Global Note (CUSIP [ ]); or

	(B)	A RESTRICTED DEFINITIVE NOTE.
2. After the Transfer the Transferee will hold:
[CHECK ONE]

☐	(A)	A BENEFICIAL INTEREST IN THE:

	(i)	144A Global Note (CUSIP [ ]); or

	(ii)	Regulation S Global Note (CUSIP [ ]); or

	(iii)	IAI Global Note (CUSIP [ ]); or

	(iv)	Unrestricted Global Note (CUSIP [ ]); or

☐	(B)	A RESTRICTED DEFINITIVE NOTE; OR

☐	(C)	AN UNRESTRICTED DEFINITIVE NOTE,
in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE
Terremark Worldwide, Inc.
One Biscayne Tower
2 South Biscayne Blvd., Suite 2800
Miami, FL 33131
Attn: Chief Legal Officer
The Bank of New York Mellon Trust Company, N.A.
10161 Centurion Parkway North
2nd Floor
Jacksonville, Florida 32256
Attn: Geraldine Creswell
     Re: 12% Senior Secured Notes due 2017
     Reference is hereby made to the Indenture, dated as of June 24, 2009 (the “Indenture”), among Terremark Worldwide, Inc., a Delaware corporation (the “Company”), the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Indenture.
                                    (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
     ☐ (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     ☐ (b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     ☐ (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     ☐ (d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
     ☐ (a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act..
     ☐ (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the:

[CHECK ONE]
               ☐ 144A Global Note,
               ☐ Regulation S Global Note,
               ☐ IAI Global Note,
with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Terremark Worldwide, Inc.
One Biscayne Tower
2 South Biscayne Blvd., Suite 2800
Miami, FL 33131
Attn: Chief Legal Officer
The Bank of New York Mellon Trust Company, N.A.
10161 Centurion Parkway North
2nd Floor
Jacksonville, Florida 32256
Attn: Geraldine Creswell
     Re: 12% Senior Secured Notes due 2017
     Reference is hereby made to the Indenture, dated as of June 24, 2009 (the “Indenture”), among Terremark Worldwide, Inc., a Delaware corporation (the “Company”), the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Indenture.
     In connection with our proposed purchase of $                               aggregate principal amount at maturity of:
     (a) ☐ beneficial interest in a Global Note, or
     (b) ☐ a Definitive Note,
     we confirm that:
     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).
     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only:

     (i)(a) to the Company or any Subsidiary of the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an intuitional accredited investor acquiring for its own account or the account of such an institutional accredited investor, in each case in a minimum principal amount of the Notes of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, (f) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (g) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Company’s and the Trustee’s right prior to any such offer, sale or transfer pursuant to clauses (e), (f), or (g) to require the delivery of an Opinion of Counsel, certification and / or other information satisfactory to each of them. We further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (c) through (g) of the foregoing sentence a notice advising such purchaser that resales thereof are restricted as stated herein.
     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
     4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act of the securities laws of any state of the United States or any other applicable jurisdiction.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:

[Insert Name of Accredited Investor]

By:
Name:
Title:

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
     Supplemental Indenture (this “Supplemental Indenture”), dated as of                               , among                                (the “Guaranteeing Subsidiary”), a subsidiary of Terremark Worldwide, Inc. (or its permitted successor), a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (or its permitted successor), as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company and the other Guarantors party thereto have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 24, 2009 providing for the issuance of 12% Senior Secured Notes due 2017 (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”)
     WHEREAS, the Guaranteeing Subsidiary is engaged in a related and mutually interdependent business with the Company and, as a consequence, will derive substantial direct and indirect financial and business advantages and benefits from the Company’s issuance of the Notes, as guaranteed by the Guaranteeing Subsidiary and each other Guarantor; and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. Agreement to Guarantee.
     (a) In accordance with the terms of Article Eleven of the Indenture, the Guaranteeing Subsidiary, along with all other Guarantors, jointly and severally, and fully and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
               (i) the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof;
               (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guaranteeing Subsidiary agrees that this is a guarantee of payment and not a guarantee of collection.
     (b) The Guaranteeing Subsidiary hereby agrees that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Guarantor.
     (c) The Guaranteeing Subsidiary, subject to Section 6.06 of the Indenture, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.
     (d) The Guaranteeing Subsidiary agrees that if any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     (e) The Guaranteeing Subsidiary agrees that the Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
     (f) The Guaranteeing Subsidiary agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.
     (g) The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of Holders under the Note Guarantee.
     (h) The Guaranteeing Subsidiary confirms, pursuant to Section 11.02 of the Indenture, that it is the intention of such Guaranteeing Subsidiary that its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to its Note Guarantee and, to effectuate the foregoing intention, hereby irrevocably agrees that the obligations of such Guaranteeing Subsidiary will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guaranteeing Subsidiary that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article Eleven of the Indenture, result in the obligations of such Guaranteeing Subsidiary under its Note Guarantee not constituting a fraudulent transfer or conveyance.
          3. Execution and Delivery. The Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee.
          4. Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms.
     (a) A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:
     (i) immediately after giving effect to that transaction, no Default or Event of Default exists; and
     (ii) either:
     (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or

          (B) such sale or other disposition or consolidation or merger does not violate the provisions of Section 4.10 of the Indenture.
     (b) In case of any such consolidation, merger, sale or conveyance governed by Section 4(a)(ii)(A) hereof, upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
          5. Release.
     (a) A Guarantor shall be automatically released from its obligations under its Note Guarantee and the Security Documents, and the Collateral owned by such Guarantor shall be automatically released from the Lien under the Security Documents: (i) in connection with any sale or other disposition of Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if such sale or disposition does not violate Section 4.10 of the Indenture and such Guarantor would no longer be a Subsidiary as a result of such sale or other disposition; provided that such Guarantor is released from all Guarantees of any other Indebtedness of the Company or any other Guarantor; (ii) if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or (iii) upon legal or covenant defeasance or satisfaction and discharge of the Notes as permitted under the Indenture. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of a Guarantor under this Section 5 have been satisfied, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Note Guarantee.
     (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest and Additional Interest, if any, on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article Eleven of the Indenture.

          6. No Recourse Against Others. Pursuant to Section 13.07 of the Indenture, no director, officer, employee, incorporator, stockholder, member, manager or partner of the Guaranteeing Subsidiary shall have any liability for any obligations of such Guaranteeing Subsidiary under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.
          7. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
          8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          10. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:                          ,

[Guaranteeing Subsidiary]
By:
Name:
Title:

TERREMARK WORLDWIDE, INC.
By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee
By:
Name:
Title:

EXHIBIT F

SECURITY AGREEMENT

F-1

EXHIBIT G

COLLATERAL TRUST AGREEMENT

G-1